UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2021

TINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	83-0549737
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

43 West 23rd Street New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 847-0144

IWeb, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Explanatory Note

On August 18, 2021, we filed a Current Report on Form 8-K to disclose the closing of an Acquisition Agreement (referred to herein as the “Acquisition Agreement” or simply as the “Agreement”) with our company and Tingo International Holdings Inc., a Delaware corporation, as described in Item 2.01 to that report (hereinafter, the “Original Report”). The Agreement provides for the acquisition of Tingo Mobile PLC, a Nigerian company. This Amendment to the Current Report on Form 8-K (“Amended Report”) is filed to provide the required financial statements of the business acquired and pro forma financial information.

TINGO, INC.

Table of Contents

PART I

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01.	Risk Factors
Completion of Acquisition or Disposition of Assets
The Share Exchange and Related Transactions
Description of Business
Description of Properties
Risk Factors
Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Item 6.	Selected Financial Data
Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations
Item 7A.	Quantitative and Qualitative Disclosures about Market Risk
Item 8.	Financial Statements and Supplementary Data
Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Item 9A.	Controls and Procedures
Item 9B.	Other Information

PART III

Item 10.	Directors, Executive Officers and Corporate Governance
Item 11.	Executive Compensation
Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
Item 13.	Certain Relationships and Related Transactions, and Director Independence
Item 14.	Principal Accounting Fees and Services

PART IV

Item 15.	Exhibits, Financial Statement Schedules
Financial Statements

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding our company that include, but are not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “potential,” “believes,” “seeks,” “hopes,” “estimates,” “should,” “may,” “will,” “with a view to” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict.

These forward-looking statements involve various risks and uncertainties. Although we believe our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and other sections in this report. You should read this report and the documents we refer to thoroughly with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this report include additional factors which could adversely impact our business and financial performance.

This report contains statistical data we obtained from various publicly available government publications and industry-specific third party reports. Statistical data in these publications also include projections based on a number of assumptions. The markets for our products may not grow at the rate projected by market data, or at all. The failure of these markets to grow at the projected rates may have a material adverse effect on our business and the market price of our securities. In addition, the rapidly changing nature of our customers’ industries results in significant uncertainties in any projections or estimates relating to the growth prospects or future condition of our markets. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward- looking statements.

Unless otherwise indicated, information in this report concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third party sources, as well as data from our internal research, which are based on such data and our knowledge of our industry, which we believe to be reasonable. None of the independent industry publication market data cited in this report was prepared on our or our affiliates’ behalf.

The forward-looking statements made in this report relate only to events or information as of the date on which the statements are made in this report. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this report and the documents we refer to in this report and have filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect.

EXPLANATORY NOTE

TINGO, Inc formerly known as IWEB Inc. (hereinafter, “we”, “us”, “our”, or the “Company”) was incorporated under the laws of the State of Nevada on February 17, 2015.

This Amended Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company and supplements the Original Report.

This Amended Report responds to the following Items in Form 8-K:

Item 1.01. Entry into a Material Definitive Agreement

Item 2.01. Completion of Acquisition or Disposition of Assets

Item 3.02. Unregistered Sales of Equity Securities

Item 5.01. Changes in Control of Registrant

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01. Financial Statements and Exhibits

Section 1

Item 1.01

Entry into a Material Definitive Agreement

On August 18, 2021, the Company announced the completion of its acquisition of Tingo Mobile PLC and filed the Original Report on Form 8-K describing the acquisition. This Amended Report on Form 8-K/A includes financial statements of Tingo Mobile PLC, including proforma financial statements of the Company and Tingo Mobile PLC, and further incorporates by reference the information supplied in the Company’s Original Report filed with the Commission on August 18, 2021.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference to the Original Report.

Section 2

Item 2.01

Completion of Acquisition or Disposition of Assets

THE SHARE EXCHANGE AND RELATED TRANSACTIONS

On July 29, 2021, the Company entered into an Acquisition Agreement that provides for, among other things, for the Company to acquire 100% of Tingo Mobile PLC (“Tingo Mobile”), a Nigerian company, from Tingo International Holdings Inc. (“Tingo International”), a Delaware corporation.

Pursuant to the Acquisition Agreement, at Closing, the company agreed to issue 928,000,000 Class A Common shares to Tingo International, and 65,000,000 Class B Common Shares to the Class B Shareholders of Tingo International, in full satisfaction of and in exchange for 100% of the issued and outstanding shares of Tingo Mobile. Upon closing of the transaction, Tingo Mobile became a wholly-owned subsidiary of the Company.

As part of the Acquisition Agreement, prior to Closing, the Company agreed to change its name to Tingo Inc. and amend its Articles of Incorporation to provide for its authorized share capital so as to have 1,250,000,000 Class A Common Shares of $0.001 par value, 200,000,000 Class B Common Shares of $0.0001 par value, and 50,000 Preferred Shares with such rights and privileges as the majority of the board may designate at its discretion.

At closing, the Company agreed to appoint up to eight directors nominated by Tingo International for a total of 10 directors, two of which shall be independent. The Acquisition Agreement also contemplated the appointment of new officers.

The parties to the Acquisition Agreement further agreed that in the event that the share price of the Company trades below $5.00 per share for 60 consecutive days after closing, the Board of Directors of the Company, at its sole discretion, may elect to approve a stock consolidation to increase the share price and that all parties are in agreement and in favor of such consolidation should it be deemed necessary by the Board of Directors of the Company.

In connection with the transaction, at closing, an arm’s length finder was entitled to a 3% finder’s fee, to be paid in the Company’s Class A Common shares.

The closing of the Acquisition Agreement was conditioned upon receipt by the Company of the financial statements of Tingo

Mobile, shareholder approval of the transaction by Tingo International and completion of the Company’s amendment of its Articles of Incorporation to increase its authorized capital stock.

On August 15, 2021, having completed all conditions under the Acquisition Agreement, including receipt of the financial statements from Tingo Mobile, approval of the transaction by Tingo International and completion of the Company’s increase in authorized share capital, the Company closed the transaction with Tingo International, and issued 928,000,000 Class A Common shares to Tingo International, and 65,000,000 Class B Common Shares to the Class B Shareholders of Tingo International, in exchange for 100% of the capital stock of Tingo Mobile. The Company paid out 27,840,000 shares of Class A common stock to the finder, representing 3% of the transaction.

The company is in the process of changing Its name and symbol and has submitted its request to FINRA for a market effective date on the transaction. The Company has also added directors and officers as a result of the closing, which are set forth in Item 5.02 of the Original Report. Gurjinder Johal, an existing Director of the Company who will remain with the Company following the Closing of the Acquisition Agreement, has been added to this Amended Report.

The Acquisition Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate organization, capitalization, corporate authority, financial statements and compliance with applicable laws. The representations and warranties of each party set forth in the Acquisition Agreement were made solely for the benefit of the other parties to the Acquisition Agreement, and investors are not third-party beneficiaries of the Acquisition Agreement. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Acquisition Agreement, which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Acquisition Agreement or such other date as is specified in the Acquisition Agreement and (c) may have been included in the Acquisition Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Acquisition Agreement is included with this filing only to provide investors with information regarding the terms of the Acquisition Agreement, and not to provide investors with any other factual information regarding any of the parties or their respective businesses.

Section 3

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 2.01 of the Original Report is incorporated herein by reference.

With respect to the shares of our Class A and Class B common stock issued in connection with the Acquisition Agreement, we claim an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the recipients of the Company’s securities were each accredited investors and acquired the securities of the Company for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

Section 5

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 2.01 of the Original Report is incorporated herein by reference.

We issued 928,000,000 Class A Common shares to Tingo International, Holdings Inc and 65,000,000 Class B Common Shares to Tingo International. As a result of this transaction, there has been a change in control of the Company.

There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a further change in control of the Company.

5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 16, 2021, the Board of Directors (the “Board”) of the Company received: (i) a resignation letter from Mr. Anthony Moore, to resign as the Chief Executive Officer of the Company effective on August, 15 2021, but shall remain as a Director of the Company; (ii) a resignation letter from Zoliwe Macanda-Simbodyal, to resign as the Secretary, Treasurer and Chief Financial Officer of the Company, effective on August,16 2021, but shall remain a Director of the Company. Gurjinder Johal, appointed to the Board on July 25, 2021, shall also remain a Director of the Company.

Effective August 16, 2021, the Board appointed: i) Mr. Dozy Mmobuosi as the Chief Executive Officer of the Company effective on August 16, 2021; and (ii) Dakshesh Patel as the Chief Financial Officer of the Company, effective on August 16, 2021; and (iii) Derrick Randall as the Secretary, Treasurer of the Company, effective on August 16, 2021, and appointed Rory Bowen as Chief of Staff of the Company effective August 16th 2021.

Effective August 16, 2021, the Board appointed Mr. Dozy Mmbouosi, Mr. Christopher Cleverly, Dakshesh Patel, Mr. Adewale Adebayo, Mr. Onyekachi Onubogu, Mr. Derrick Randall, Ms. Leslie Kasumba and Mr. Alex Lightman as members of our Board of Directors.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information provided in Item 2.01 of the Original Report is incorporated herein by reference.

Our Market Focus

Tingo Inc., a Nevada corporation (referred to in this Current Report as the “Company”, “we”, “our”, or “us”), was incorporated on February 17, 2015 We acquired our wholly-owned subsidiary, Tingo Mobile, PLC, a Nigerian public limited company (“Tingo ”), in a share exchange with its shareholders effective August 15, 2021. The Company, including its subsidiary, is an Agri-Fintech company offering a comprehensive platform service through use of smartphones (using GSM technology) to empower a marketplace to enable subscribers/farmers within and outside of the agricultural sector to manage their commercial activities of growing and selling their production to market participants both domestically and internationally. The ecosystem provides a ‘one stop shop’ solution to enable such subscribers to manage everything from airtime top ups, bill pay services for utilities and other service providers, access to insurance services and micro finance to support their value chain from ‘seed to sale’.

Tingo aims to be Africa’s leading Agri-Fintech player that transforms rural farming communities to connect through our proprietary platform to meet their complete needs from inputs, agronomy, off take and marketplace which delivers sustainable income in an impactful way.

Global Climate Change is challenging our productivity for sustainable production and Food Security. Social upliftment is a key area of global interest under the United Nations Sustainable Development Goals (SDGs) and ESG impact investing. The company’s strategy and market execution provides an opportunity for Africa to be a core focal point to solve several key areas including Food Security. Tingo does this through its unique NWASSA service model. Tingo aims to deliver, in a tangible and measurable way, alignment and compliance with the key UN SDGs – Gender equality through upliftment of female entrepreneurship, financial inclusion, poverty alleviation and zero hunger. Over 60% of rural farming employs women in many countries in Africa. Our key goal is to empower SME Women entrepreneurs engaged in the Agri-ecosystem to deliver true gender equality and diversity. Tingo’s rural programmes already provide services targeted at this segment of the market. We have a measurable approach to deliver this key social impact .

The historical business that existed in the company has now been discontinued and the company will focus its strategy and business to the themes described above.

Tingo has identified a number of key strategic partners and acquisitions in Africa to accelerate its rapid expansion to become the leading Agri-Fintech operator in Africa. A select number of investments into this segment of Agri-tech , banking services and Fintech will provide a strong pathway to enhance its proven activities in Nigeria across the African continent.

In 2020, Tingo posted total revenues of $594 million and EBITDA of $212 million . Tingo has over 9 million customers that are contracted to use its services, with over 50% using its proprietary NWASSA Agri marketplace service.

Revenue Drivers

Tingo generates its income from the following services :

•	Mobile device leasing – three year contracts
•	Airtime and Data Top-ups
•	NWASSA – Agri marketplace platform and transaction services
•	Utilities and other bill pay services through our wallet solution
•	Cross sell fees from referrals for Insurance and Lending services offered by strategic partners

Forecast

Covid did impact the continuity of Tingo’s core agri-marketplace and mobile leasing services. The company has recommenced the three year leasing cycle from Q2.2021 and currently forecasts Revenues to reach c$550m - $600m for 2021. Tingo’s trading is all conducted in Nigerian Naira and therefore the USD$ equivalent results are subject to fluctuations in the local currency. The forecast is based on an exchange rate of USD$: NGN at 410.

Acquisition Benefits

The historical business conducted under iWEB Inc. was discontinued at point of completion of the Acquisition Agreement and the Company’s prime focus is developing an Agri-Fintech business in Africa. It has a proven business model in Nigeria (largest economy in Africa) and the expansion both within and across Africa in the medium term will deliver significant social impact to rural communities and in particular promote women entrepreneurship in the Agri sector. Over 50% of employment in the Agri sector is women. The Company will utilize the strength of the digital experience of the current business, combined with Tingo’s Agri-Fintech experience to deliver new and impactful digital financial services which will include a unique micro-finance service solution based on smart use of the blockchain and related technologies to deliver a sustainable financing model to drive affordable economic growth to our target customer base engaged in the Rural Agri- sector across Africa.

Our Business

Tingo is bundling complete digitally inclusive ecosystems that promotes financial inclusion and delivers disruptive micro-finance solutions, empowers societies, produces social upliftment in rural communities and opens domestic and international opportunities.

We believe that a truly connected world will help contribute to a better global society. The company’s core focus areas are financial services/fintech and agritech delivered through our mobile devices on our voice and data packages. Tingo’s goal is to provide a best-in-class customer experience, support the domestic economies of its host countries and support technological and ﬁnancial inclusion to end the poverty premium. Through this, Tingo hopes to deliver attractive returns to shareholders while investing in the long-term future of the company and its subsidiaries.

Global Climate Change is challenging our productivity for sustainable production and Food Security. Social upliftment is a key area of global interest under the United Nations Sustainable development Goals (SDGs) and ESG impact investing. Tingo’s strategy and market execution provides an opportunity for Africa to be a core focal point to solve several key areas including Food Security. We do this through our unique NWASSA service model. We aim to deliver, in a tangible and measurable way, alignment and compliance with the key UN SDGs – Gender equality through upliftment of female entrepreneurship, financial inclusion, poverty alleviation and zero hunger.

ESG focused funds can measure real social impact through the goals and tracking metrics we will demonstrate in our execution plan. Disruption of Micro Finance through use of DeFi based stable coin and smart contracts will give such Agri communities – capital markets driven digital finance solutions that make them more competitive and sustainable economically, striking a good balance of returns between Digital asset providers and Tingo as the service partner. This innovation will deliver significant access to much needed finance at ‘Grassroot’ levels delivering tangible social upliftment and GDP growth in African markets we deliver our service to.

Tingo Mobile, with more than nine million subscribers, is Nigeria's leading technology and device-as-a-service platform aimed at accelerating digital commerce, especially in the country’s agritech and fintech verticals. The company helps farmers acquire mobile phones through a unique leasing plan, connecting them to mobile and data networks through its own virtual mobile network. Tingo also connects farmers to markets, services, and resources via Nwassa, its digital agritech marketplace platform that commenced operations in 2020. The company has also launched a beta version of TingoPay – a B2B and B2C fintech app aimed at providing financial services to users inside and outside of the agriculture value chain. Among the services offered are mobile wallets, payment processing and access to specialist lenders, insurers, and pension products.

We are exploring how innovative Blockchain based solutions can be used to deliver digital stable coin to empower frictionless trade in our Agri community in Nigeria and cross border in Africa. Our market proven model in Nigeria is our core foundation to enable us to deliver the same service model across Africa to become Africa’s leading Agri-Fintech business powered through smartphone technology.

The African Continental Free Trade (ACFT) plan will be a key framework to prepare the company to be the leading intra Africa trading hub for trade flows across Africa in the medium term when it is likely the Agreement will be executed into tangible activity. Tingo is well positioned to easily transform these goals of the ACFT into reality when finally implemented by the AU and various African countries that has not signed up.

Tingo posted total revenue of $594 million in 2020 with $212 million EBITDA.

As of December 31, 2020, Tingo has 9,344,000 subscribers. The company is confident that these figures will grow through its expansion across Africa and natural progression of the business in Nigeria Our customers are highly engaged, and most are dependent on Tingo Mobile for the successful running and profitability of their farms. This has allowed us to maintain consistent customer numbers for the last number of years which are over 9 million.

In Nigeria, our comprehensive ecosystem which includes mobile handsets, financial technology and digital Agri platform provides market access for farmers and cooperatives to sell their produce at either wholesale or retail levels achieving the best possible market price. Historically we have processed over 500,000 transactions a day with a value of $8m USD and an average of $16 USD per transaction. These transactions cover the sale of produce (grain, corn, yam, beans, cassava etc.), settlement, brokerage, escrow and the organization of storage and logistics. The transactions are conducted with complete anonymity and all payments are sent and received from Tingo Mobile wallets giving us complete oversight of the transaction. To keep pace with the demands of an ever-expanding population, our platform also provides an access channel for extension services vital to developing the agricultural sector in Nigeria with other opportunities to be rolled out into a selected number of other African countries. This has started in Nigeria with the deployment of the Tingo App during 2021.

We continue to focus our Company’s efforts on product design and enhanced user experience to reach more users and organizations by providing the latest mobile phone handsets at affordable prices and expanding our area of operations to cover the multiple everyday needs of people living in Nigeria.

Human Capital Resources

We understand that our success depends on our ability to attract, train and retain our employees. We strive to attract, recruit, and retain employees through competitive compensation and benefit programs, learning and development opportunities that support career growth and advancement opportunities, and employee engagement initiatives that foster a strong Company culture. We also recognize the importance of keeping our employees safe. In response to the COVID-19 pandemic, we implemented changes that we determined were in the best interest of our employees and have followed local government orders to prevent the spread of COVID-19.

Employees

The former business operated under iWEB Inc. has been discontinued with effect from 15 August 2021. There are no employees in the Company other than our executive officers. Our wholly-owned subsidiary, Tingo Mobile PLC, has approximately 326 full-time employees and 15,600 part-time commission-based contractors.

Research and Development

The former business operated by iWEB Inc. has been discontinued effective 15th August 2021 and there is no ongoing Research and

Development commitments from this date.

Available Information

Our common stock is listed on the OTCQB Marketplace and trades under the symbol “IWBB.” We have submitted an application to change our trading symbol in connection with the acquisition of Tingo and its business. Our principal executive offices are located at 43 West 23rd Street, 2nd Floor, New York, NY, and our telephone number is (646) 847-0144. The internet address of our corporate website is http://tingogroup.com/.

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended. You can inspect and obtain a copy of our reports, proxy statements and other information filed with the SEC at the offices of the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. EST. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet website at http://www.sec.gov where you can access copies of most of our SEC filings.

We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, available free of charge on our corporate website. The contents of our corporate website are not incorporated into, or otherwise to be regarded as part of, this Annual Report on Form 10-K.

Item 1A. Risk Factors

The Company operates in an environment that involves a number of risks and uncertainties. The risks and uncertainties described in this Annual Report on Form 10-K are not the only risks and uncertainties that we face. Additional risks and uncertainties that presently are not considered material or are not known to us, and therefore are not mentioned herein, may impair our business operations. If any of the risks described in this Interim Report on Form 8-K actually occur, our business, operating results and financial position could be adversely affected.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in this prospectus include forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. The risks set forth below are not the only risks facing us. Additional risks and uncertainties may exist that could also adversely affect our business, prospects or operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or a significant part of your investment.

Risks Concerning our Business

Covid 19 pandemic.

The COVID-19 pandemic and the response to the pandemic has had a limited impact on our business in a number of ways, including, but are not limited to, the following:

●	Our ability to raise financing for our operations may be affected by both the willingness and ability of potential financing sources, particularly at a time when the potential financing source may need to devote its resources to existing portfolio companies or joint ventures which may be in need of financing. To date, this has not had a material impact on our business as we remain cash positive and have been able to continue to agree on financing terms with key suppliers. However, there remains the risk that this could change into the future which would have a material and significant impact on our cash flows.

●	Our business has been impacted by travel and other restrictions to reduce the spread of the disease, including state and local orders across the country, which, among other things, direct individuals to shelter at their places of residence, direct businesses and governmental agencies to cease non-essential operations at physical locations, prohibit certain non-essential gatherings, and order cessation of non-essential travel. The effects of these orders, government-imposed quarantines and measures we would take, such as work-from-home policies, has resulted in negatively impacting productivity, some disruption to our business and those of our users, however the magnitude has been managed and the business has continued to run profitability. Up to the end of 2020 we did not see any significant reduction in business volumes but in the first part of 2021 to date there has been a reduced level of business activity on our NWASSA platform. These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, operating results and financial condition. Further, quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, related to COVID-19 or other infectious diseases could impact personnel at third-party facilities, which could disrupt our users’ supply chains.

●	The financial health of our customers.

There is no guarantee that we will continue to sustain profitability in the future.

Tingo Mobile operates a telecommunication, fintech, agritech and agricultural marketplace business primarily in Nigeria and provides telecommunications services and fintech solutions. We primarily generate revenue from sale of our mobile phones, voice, internet, payment services and commissions from funds transfer. There is no guarantee that we will generate sufficient revenue in the future to operate profitably and maintain and grow our business. If we cannot successfully generate revenue at a rate that exceeds the costs associated with our business, we will not be able to achieve or sustain profitability or generate positive cash flow on a sustained basis and our revenue growth rate may decline. If we fail to remain profitable, this could have a material adverse effect on our business, financial condition, results of operations and prospects.

Many of our countries of operation are, or have been, characterized by political instability or changes in regulatory or other government policies.

Frequent and intense periods of political instability make it difficult to predict future trends in governmental policies. For example, the Arab Spring of 2010 and 2011 caused substantial political turmoil across the Middle East and North Africa, particularly in Egypt. During this period of instability in Egypt, the government temporarily dissolved the parliament, suspended the constitution and shut down the internet. In addition, if government or regulatory policies in a market in which we operate were to change or become less business-friendly, our business could be adversely affected.

Governments in Africa frequently intervene in the economies of their respective countries and occasionally make significant changes in policy and regulations. Governmental actions have often involved, among other measures, nationalizations and expropriations, price controls, currency devaluations, mandatory increases on wages and employee benefits, capital controls and limits on imports. Our business, financial condition and results of operations may be adversely affected by changes in government policies or regulations, including such factors as exchange rates and exchange control policies, inflation control policies, price control policies, consumer protection policies, import duties and restrictions, liquidity of domestic capital and lending markets, electricity rationing, tax policies, including tax increases and retroactive tax claims, and other political, diplomatic, social and economic developments in or affecting the countries where we operate. For example, the Central Bank of Nigeria requires domestic companies to obtain a certificate to obtain foreign exchange for operation in other countries. There can be no assurance that we will be successful in obtaining these certificates. Any failure to obtain the required certificates could impact Tingo’s ability to utilize corporate funds in Nigeria for business purposes outside of Nigeria, or adversely affect the exchange rate at which such foreign exchange could be obtained.

In the future, the level of intervention by the Nigerian Centra Bank may continue to increase. These or other measures could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our business may be materially and adversely affected by an economic slowdown in any region of Africa.

While we believe that economic conditions in Africa will improve, poverty in Africa will decline and the purchasing power of African consumers will increase in the long term, there can be no assurance that these expected developments will actually materialize. The development of African economies, markets and levels of consumer spending are influenced by many factors beyond our control, including consumer perception of current and future economic conditions, political uncertainty, employment levels, inflation or deflation, real disposable income, poverty rates, wealth distribution, interest rates, taxation, currency exchange rates and weather conditions. For example, a collapse in oil prices in early 2016 placed pressure on Nigeria’s currency, causing a currency shortage and threatening substantial inflation. Consumer spending declined in the face of significant price increases. As our operations in Nigeria generate the major larger portion of our revenues than our operations in any other country in which we currently operate, adverse economic developments in Nigeria could have a much more significant impact on our results than a similar downturn in other countries.

The occurrence of any of these risks could have a material adverse effect on our business, financial condition, results of operations and prospects.

It is possible that a number of laws and regulations may be adopted or construed to apply to us in Africa and elsewhere that could restrict our business. Scrutiny and regulation of the industries in which we operate may further increase, and we may be required to devote additional legal and other resources to addressing such regulation. Changes in current laws or regulations or the imposition of new laws and regulations in our markets or elsewhere regarding e-commerce may slow our growth and could have a material adverse effect on our business, financial position, results of operations and prospects.

Uncertainties with respect to the legal system in certain African markets could adversely affect us.

Legal systems in Africa vary significantly from jurisdiction to jurisdiction. Many countries in Africa have not yet developed a fully integrated legal system, and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in such markets. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since local administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to predict the outcome of administrative and court proceedings and our level of legal protection in many of our markets. Moreover, local courts may have broad discretion to reject enforcement of foreign awards. These uncertainties may affect our ability to enforce our contractual rights or other claims. Uncertainty regarding inconsistent regulatory and legal systems may also embolden plaintiffs to exploit such uncertainties through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Many African legal systems are based in part on government policies and internal rules, some of which are not published on a timely basis, or at all, and may have retroactive effect. There are other circumstances where key regulatory definitions are unclear, imprecise or missing, or where interpretations that are adopted by regulators are inconsistent with interpretations adopted by a court in analogous cases. In Nigeria, for example, there are Sharia law courts that operate in the predominantly Muslim north, to which only Muslims are subject. Decisions of these courts are subject to appeal and reversal by the secular courts. As a result, we may not be aware of our violation of certain policies and rules until after the violation. In addition, any administrative and court proceedings in Africa may be protracted, resulting in substantial costs and the diversion of resources and management attention.

Our business may be materially and adversely affected by violent crime or terrorism in any region of Africa.

Many of the markets in which we operate suffer from a high incidence in violent crime and terrorism, which may harm our business. Violent crime has the potential to interfere with our delivery and fulfilment operations.

Further, the terrorist attacks of Boko Haram have created considerable economic instability in north-eastern Nigeria for nearly a decade. Although it is difficult to quantify the economic effect of Boko Haram’s terrorist activities, countless markets, shops, and schools have been temporarily or permanently closed over the years out of fear of coordinated attacks. In some of the areas most devastated by terrorism, commercial banks have chosen to remain open for only three hours per day. Many Nigerians have also chosen to migrate from the north to the south, or out of the country altogether. If Boko Haram’s terrorist activities were to spread throughout Nigeria, the increasing violence could have material adverse effects on the Nigerian economy. Recently there have been nationwide protests resulting in deaths of demonstrators in clashes with the armed forces in Nigeria calling for the ban of a police unit, the Special Anti-Robbery Squad, which demonstrations have continued after the squad was disbanded as broader protests against police brutality and corrupt government. A terrorist attack in Nairobi in January 2019 by Somalia-based militant group al-Shabab drew increased attention to the risks of destabilization in Kenya. An increase in violent crime or terrorism in any region of Africa may interfere with transportation activities and discourage economic activity, weaken consumer confidence, diminish consumer purchasing power or cause harm to our sellers and consumers in other ways, any of which could have a material adverse effect on our business, financial position, results of operations and prospects.

The operations of our agricultural customer base in Nigeria have been adversely affected by climate change.

The global climate is changing, and will continue to change, in ways that affect the planning and day to day operations of businesses, government agencies and other organizations. The manifestations of climate change include higher temperatures, altered rainfall patterns, and more frequent or intense extreme events such as heatwaves, drought, and storms. Nigeria is still practicing rain fed agriculture which renders agricultural operations there vulnerable to the adverse effects of climate change. Extreme events such as flooding, extreme heat and drought has led to soil degradation which has resulted in decreased agricultural production. These effects can impact agricultural operations in Nigeria and other African countries directly, as well as the personnel, physical assets, supply chain and marketing and distribution involved in those operations, and in turn adversely affect our customer base.

The Company is experiencing difficulties in obtaining foreign exchange for use in its operations outside of Nigeria and is dependent for those operations on financing providers not situated in Nigeria.

The Company and other businesses in Nigeria generally are having difficulty sourcing foreign exchange through the Central Bank of Nigeria, which has restricted access to foreign exchange in an effort to support the local naira currency. This has adversely affected our customers and the business community generally in Nigeria. As a result, it has been necessary for the Company to arrange financing outside of Nigeria for the holding company in the U.S. If this situation continues for any significant time period, the Company’s planned expansion in Africa outside of Nigeria may have to be curtailed. In addition, without adequate financing obtained outside of Nigeria, operations of our holding company, Tingo Inc., may be adversely affected.

We face competition, which may intensify.

In Nigeria, we compete with a large number of mobile phone carriers. Current competitors, such as Orange and Xiaomi, may seek to intensify their investments in those markets and also expand their businesses in new markets. Competitive pressure from current or future competitors or our failure to quickly and effectively adapt to a changing competitive landscape could adversely affect our growth. Current or future competitors may offer lower prices and enhanced features, and we may be forced to lower our prices and upgrade our phones and network in order to maintain our market share.

With respect to our payment services, we face competition from financial institutions with payment processing offerings, debit and credit card service providers, other offline payment options and other electronic payment system operators, in each of the markets in which we operate. We expect competition to intensify in the future as existing and new competitors may introduce new services or enhance existing services. New entrants tied to established brands may engender greater user confidence in the safety and efficacy of their services.

If we fail to compete effectively, we may lose existing users and fail to attract new users, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

If we fail to maintain our brand cost-effectively, our ability to expand the number of users of the Tingo network will be impaired, our reputation may be harmed, and our business, results of operations, and financial condition may suffer.

We believe that developing and maintaining awareness of our brand is critical to achieving widespread acceptance of the Tingo network and is an important element in attracting new users. Furthermore, we believe that the importance of brand recognition will increase as competition in our market increases. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to ensure that the Tingo network remains reliable, and useful at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract new organizations to us or to grow or maintain our telecommunications network.

We may not be able to respond quickly enough to changes in technology and technological risks, and to develop and maintain our intellectual property.

Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our planned products obsolete or less attractive. Our communications equipment may become obsolete, and our ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in our ability to remain competitive. We cannot provide assurance that we will be able to achieve the technological advances that may be necessary for us to remain competitive or that certain of our products will not become obsolete.

Interruptions or delays in the services provided by cellular networks or Internet service providers could impair our operations and our business could suffer.

Any damage to or failure of our systems generally would prevent us from operating our business. We rely on the cellular networks and Internet and, accordingly, depend upon the continuous, reliable, and secure operation of these networks and Internet servers, related hardware and software, and network infrastructure that we use are vulnerable to damage or interruption from human error, intentional bad acts, earthquakes, floods, fires, severe storms, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures, and similar events, many of which are beyond our control, any of which could disrupt our service, destroy user content, or prevent us from being able to continuously back up or record changes in our users’ content. In the event of significant physical damage to one of these data centers, it may take a significant period of time to achieve full resumption of our services, and our disaster recovery planning may not account for all eventualities. Moreover, negative publicity arising from these types of disruptions could damage our reputation and may adversely impact use of our products. We may not carry sufficient business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our service.

We have entered into, or may enter into, agreements with various parties for certain business operations. Any difficulties experienced by us in these arrangements could result in additional expense, loss of subscribers and revenue, interruption of our services, or a failure or delay in the roll-out of new technology.

We have entered into, and may in the future enter into, agreements with various third parties for the day-to-day execution of services, provisioning, maintenance, and upgrading of our wireless and wireline networks, including the permitting, building, and installation of network upgrades; leases and subleases for space on communications towers; the development and maintenance of certain systems necessary for the operation of our business; customer service, related support to our wireless subscribers, outsourcing aspects of our wireline network and back office functions; and to provide network equipment, handsets, devices, and other equipment. For example, we depend heavily on local access facilities obtained from ILECs to serve our data and voice subscribers, and payments to ILECs for these facilities are a significant cost of service for our wireless customers. We also expect our dependence on key suppliers to continue as more advanced technologies are developed, which may lead to additional significant costs. If our key vendors fail to meet their contractual obligations or experience financial difficulty, or if we fail to adequately diversify our reliance among vendors, we may experience disruptions to our business operations or incur significant costs implementing alternative arrangements.

We may not be able to protect the intellectual property rights upon which we rely, or the products and services utilized by us and our suppliers and service providers may infringe on intellectual property rights owned by others.

We rely on various patent, service mark, trademark, and trade secret laws and contractual restrictions to establish and protect our proprietary rights. Despite these actions, they only offer limited protection and may not prevent the misappropriation of our rights. Also, we may not be able to discover or determine the extent of or protect against any unauthorized use of our proprietary rights, which may increase the cost of protecting these rights or reduce our revenues. Any of these factors could have a material adverse effect on our business, financial condition, and operating results. We also purchase products from suppliers, including device suppliers, and outsource services to service providers, including billing and customer care functions, that incorporate or utilize intellectual property. We and some of our suppliers and service providers have received, and may receive in the future, assertions and claims from third parties that the products or software utilized by us or our suppliers and service providers infringe on the patents or other intellectual property rights of these third parties. These claims could require us or an infringing supplier or service provider to cease certain activities or to cease selling the relevant products and services. These claims can be time-consuming and costly to defend and divert management resources. If these claims are successful, we could be forced to pay significant damages or stop selling certain products or services or stop using certain trademarks, which could adversely affect our results of operations.

Negative outcomes of legal proceedings may adversely affect our business and financial condition.

We are regularly involved in a number of legal proceedings before various courts. These proceedings may be complicated, costly, and disruptive to our business operations. We may incur significant expenses in defending these matters and may be required to pay significant fines, awards, or settlements. In addition, litigation or other proceedings could result in restrictions on our current or future manner of doing business. Any of these potential outcomes, such as judgments, awards, settlements, or orders could have a material adverse effect on our business, financial condition, operating results, or ability to do business.

Our reputation and business may be harmed and we may be subject to legal claims if there is a loss, disclosure, misappropriation of, unauthorized access to, or other security breach of our proprietary or sensitive information. Any disruption of our business operations due to a cyber attack, even for a limited amount of time, may adversely affect our business and financial condition.

Our information technology and other systems—including those of our third-party service providers—that maintain and transmit our proprietary information, the confidential information of our business partners and our employees, and our subscribers’ information, including credit card information, location data, or other personal information, may be compromised by a malicious third-party penetration of our network security, including by state-sponsored parties, or company employees or external actors, and impacted by advertent or inadvertent actions or inactions by our employees and agents. As a result, our proprietary or confidential information or the proprietary or confidential information of our business partners, employees and subscribers may be lost, disclosed, accessed, used, corrupted, destroyed, or taken without consent. Cyber attacks, such as the use of malware, computer viruses, dedicated denial of service attacks, or other means for disruption or unauthorized access, and data breaches have increased in frequency, scope, and potential harm in recent years. Cyber attacks may occur in conjunction with physical attacks on our network infrastructure. We also purchase equipment and software from third parties that could contain software defects, Trojan horses, malware, or other means by which third parties could access our network or the information stored or transmitted on such network or equipment.

While to date we are not aware of any cyber attacks or other cyber incidents that, individually or in the aggregate, have been material to our operations or financial condition, the preventive actions we take to reduce the risk of cyber incidents and protect our information technology and networks may be insufficient to repel a cyber attack in the future. In addition, the costs of such preventative actions, including insurance coverage that we maintain relating to cybersecurity incidents, may be significant, which may adversely affect our results of operations. Any disruption of the information technology systems that are necessary to conducting normal business operations due to a cyber attack, even for a limited amount of time, may prevent us from conducting normal business operations and adversely affect our financial condition. Any major compromise of our data or network security or that of our third-party service suppliers, failure to prevent or mitigate a loss of our services or network, our proprietary information, or our subscribers’ information, and delays in detecting any such compromise or loss, even for a limited amount of time, could disrupt our operations, impact our reputation and subscribers’ willingness to purchase our service, and subject us to significant additional expenses. Such expenses could include incentives offered to existing subscribers and other business relationships in order to retain their business, increased expenditures on cyber security measures and the use of alternate resources, lost revenues from business interruption, significant penalties under privacy laws, and litigation, which could be material. Furthermore, the potential costs associated with any such cyber attacks could be greater than the insurance coverage we maintain.

Equipment failure, natural disasters or terrorist acts may affect our infrastructure and result in significant disruption to our business.

Major equipment failures, natural disasters, including severe weather, terrorist acts or other disruptions that affect our wireline and wireless networks, including transport facilities, communications switches, routers, microwave links, cell sites, or other equipment or third-party owned local and long-distance networks on which we rely, could disrupt our operations, require significant resources to remedy, result in a loss of subscribers or impair our ability to attract new subscribers, which in turn could have a material adverse effect on our business, results of operations and financial condition. If any of these events occur, our business could suffer and the market price of our common stock may decline.

We are subject to anti-corruption, anti-bribery, and similar laws, and non-compliance with such laws can subject us to criminal penalties or significant fines and harm our business and reputation.

We are subject to anti-corruption and anti-bribery and similar laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act 2010, Nigeria anti-corruption statutes and other anti-corruption, anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly and prohibit companies and their employees and agents from promising, authorizing, making, or offering improper payments or other benefits to government officials and others in the private sector. As we expand our networks in Africa and internationally, our risks under these laws may increase. Noncompliance with these laws could subject us to investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, adverse media coverage, and other consequences. Any investigations, actions or sanctions could harm our business, results of operations, and financial condition.

We may also be subject to consumer privacy or consumer protection laws that may impact our sales, marketing, and compliance efforts, including laws related to subscriptions, billing, and auto-renewal. Consumer privacy and consumer protection laws may be interpreted or applied by regulatory authorities in a manner that could require us to make changes to our contracts, or our operations, or incur fines, penalties, or settlement expenses, which may result in harm to our business, results of operations, financial condition, and brand.

We are also subject to other Nigeria and international laws. Although we take precautions to prevent violations of these laws, our exposure for violating these laws increases as we continue to expand our international presence and any failure to comply with such laws could harm our reputation and our business.

Required licenses, permits or approvals may be difficult to obtain in the countries in which we currently operate, and once obtained may be amended or revoked arbitrarily or may not be renewed.

Given our diversified offering of services, we require approvals and licenses from national, regional, and local governmental or regulatory authorities in the countries in which we currently operate. For example, we may be required to obtain licenses to be able to continue offering or expand certain of our payment solutions, and there can be no assurance that we will obtain any such licenses in a timely manner or at all. Even if obtained, licenses are subject to review, interpretation, modification or termination by the relevant authorities. Any unfavorable interpretation or modification or any termination of a required license may significantly harm our operations in the relevant country or may require us to close down parts or all of our operations in the relevant country.

We can offer no assurance that the relevant authorities will not take any action that could materially and adversely affect these licenses, permits or approvals or our to provide our telecommunications services, We may experience difficulties in obtaining or maintaining some of these licenses, approvals and permits, which may require us to undertake significant efforts and incur additional expenses. If we operate without a license, we could be subject to fines, criminal prosecution or other legal action. Any difficulties in obtaining or maintaining licenses, approvals or permits or the amendment or revocation thereof could have a material adverse effect on our business, financial condition, results of operations and prospects.

We depend on our executive officers and other key employees, and the loss of one or more of these employees or an inability to attract and retain other highly skilled employees could harm our business.

Our success depends largely upon the continued services of our executive officers and other key employees, and in particular on Dozy Mmobuosi, our founder and CEO, and senior management staff in Nigeria and elsewhere. We rely on our leadership team in the areas of research and development, operations, security, marketing, sales, customer experience, general, and administrative functions, and on individual contributors in our research and development and operations. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. While we have employment agreements with our executive officers or other key personnel that require them to continue to work for us it is not for any specified period and, therefore, they could terminate their employment with us at any time. The loss of one or more of our executive officers, especially our Chief Executive Officer, or key employees could harm our business. Changes in our executive management team may also cause disruptions in, and harm to, our business. The Board’s process are succession planning for senior executive management is at an early stage and therefore the CEO is a particular ‘key man’ dependency. This is mitigated by the fact that he is a significant and majority shareholder in the company.

Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies in the future could reduce our ability to compete successfully and harm our results of operations.

Historically, we have funded our operations and capital expenditures primarily through equity issuances and cash generated from our operations along with negotiating credit terms with suppliers that allows to effectively match revenues from customers with supplier payment terms. Although we currently anticipate that our existing cash and cash equivalents and cash flow from operations will be sufficient to meet our cash needs for the foreseeable future, we may require additional financing, and we may not be able to obtain debt or equity financing on favorable terms, if at all and to manage any currency risk due to a mismatch in the currency of revenues, primarily Naira and those of expenses. If we raise equity financing to fund operations or on an opportunistic basis, our stockholders may experience significant dilution of their ownership interests. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions.

We are subject to governmental regulation and other legal obligations related to privacy, data protection and information security. If we are unable to comply with these, we may be subject to governmental enforcement actions, litigation, fines and penalties or adverse publicity.

We collect personally identifiable information and other data from our consumers and prospective consumers. We use this information to provide services and relevant products to our consumers, to support, expand and improve our business, and to tailor our marketing and advertising efforts. We may also share consumers’ personal data with certain third parties as authorized by the consumer or as described in our privacy policy. As a result, we are subject to governmental regulation and other legal obligations related to the protection of personal data, privacy and information security in certain countries where we do business, and there has been, and we expect there will be a continuing increase globally in laws that restrict or control the use of personal data.

Additionally, the regulatory landscape surrounding data protection, data privacy and information security is rapidly changing across Africa. Among the African countries, only Ivory Coast, Ghana, Senegal, Morocco, Nigeria, South Africa and Tunisia have established comprehensive data protection and data privacy laws. These data protection laws and regulations were only recently enacted. For example, the National Information Technology Development Agency in Nigeria passed new data protection guidelines in 2017, and we have implemented new policies to comply with these regulations.

Compliance with the various data protection laws in Africa is challenging due to the complex and sometimes contradictory nature of the different regulatory regimes. Because data protection regulations are not uniform among the various African nations in which we operate, our ability to transmit consumer information across borders is limited by our ability to comply with conditions and restrictions that vary from country to country. In countries with particularly strict data protection laws, we might not be able to transmit data out of the country at all and may be required to host individual servers in each such country where we collect data. For example, Ivory Coast, Ghana, Senegal, Morocco, and Tunisia all restrict data transfer across borders. Ghana also requires that a company notify consumers in the event of a personal data breach. Egypt currently has no data protection and privacy laws. However, the Egyptian government announced in 2017 that it is committed to doubling the size of its e-commerce sector by 2020 and intends to update all legislation and regulation relevant to e-commerce.

Moreover, many data protection regimes apply based on where a consumer is located, and as we expand and new laws are enacted or existing laws change, we may be subject to new laws, regulations or standards or new interpretations of existing laws, regulations or standards, including those in the areas of data security, data privacy and regulation of email providers and those that require localization of certain data, which could require us to incur additional costs and restrict our business operations.

Any failure or perceived failure by us to comply with rapidly evolving privacy or security laws, policies, legal obligations or industry standards or any security incident that results in the unauthorized release or transfer of personally identifiable information or other consumer data may result in governmental enforcement actions, litigation (including consumer class actions), criminal prosecution, fines and penalties or adverse publicity and could cause our consumers to lose trust in us, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be adversely affected by changes in the regulations applicable to the telecommunications sector.

As the internet continues to revolutionize commercial relationships on a global scale and online penetration increases, new laws and regulations relating to the use of the internet in general and the e-commerce sector in particular may be adopted. These laws and regulations may govern the collection, use and protection of data, consumer protection, online payments, pricing, anti-bribery, tax, country specific prices and website contents and other aspects relevant to our business. The adoption or modification of laws or regulations relating to our operations could adversely affect our business by increasing compliance costs, including as a result of confidentiality or security breaches in case of non-compliance, and administrative burdens. In particular, privacy related regulation could interfere with our strategy to collect and use personal information as part of our data-driven approach along the value chain. We currently comply with these new guidelines, and our data protection and privacy policies address methods for continued compliance with such guidelines. We must comply with applicable regulations in all of the countries in which we operate, and any non-compliance could lead to fines and other sanctions.

Changes to the regulation applicable to the use of the internet and the e-commerce sector could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our use of open source software may pose particular risks to our proprietary software and systems.

We use open source software in our proprietary software and systems and intend to continue using open source software in the future. The licenses applicable to our use of open source software may require that source code that is developed using open source software be made available to the public and that any modifications or derivative works to certain open source software continue to be licensed under open source licenses.

From time to time, we may face claims from third parties claiming infringement of their intellectual property rights, or demanding the release or license of the open source software or derivative works that we developed using such software (which could include our proprietary source code) or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to purchase a costly license, publicly release the affected portions of our source code, be limited in or cease using the implicated software unless and until we can re-engineer such software to avoid infringement or change the use of, or remove, the implicated open source software.

In addition to risks related to license requirements, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties, indemnities or other contractual protections with respect to the software (for example, non-infringement or functionality). Our use of open source software may also present additional security risks because the source code for open source software is publicly available, which may make it easier for hackers and other third parties to determine how to breach our website and systems that rely on open source software.

Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our planned risk management and compliance structure that will be implemented may prove inadequate.

Currently, we lack a dedicated centralized compliance function. However, we plan to adopt group-wide risk management and compliance program that is aimed at preventing corruption, fraud and other criminal or other forms of non-compliance by our management, employees, consultants, agents and sellers. The controls may we adopt may prove to be insufficient to prevent or detect non-compliant conduct. Additionally, certain employees, consultants, agents or sellers may still engage in illegal practices or corruption to win business or to conspire in order to circumvent our compliance controls. Similarly, our risk management function may fail to identify, mitigate or manage relevant risk exposures. Any failure of our compliance structure to prevent or detect non-compliant activities could have a material adverse effect on our business, financial condition, results of operations and prospects.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Tingo Mobile Plc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of TINGO MOBILE PLC (the "Company") as of December 31, 2020 and 2019, the related statements of operations, changes in shareholders' equity and cash flows, for the period ended December 31, 2020 and 2019, and the related notes collectively referred to as the "financial statements". In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since February 2020.

September 8th, 2021 Lagos, Nigeria

TINGO MOBILE PLC.

BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

(In U.S. dollars)

	2020	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$28,202,869	$188,452,412
Account and Other Receivables	241,953,782	204,463,239
Inventory	30,491	259,784
Prepayments	-	126,902,136
Total current assets	270,187,142	520,077,571

NON-CURRENT ASSETS
Property, plant and equipment, net	37,042,344	43,646,143
Work in progress	207,968,849	8,694,244
Intangible Assets	3,055,061	4,530,720
Total non-current assets	248,066,254	56,871,107
TOTAL ASSETS	518,253,396	$576,948,678

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Account Payables	$20,534,717	$43,646,143
Short-term loan	-	8,914,701
Tax Liability	71,138,434	35,992,292
Total current liabilities	91,673,151	273,342,496

NON-CURRENT LIABILITIES
Deferred Tax	1,368,923	1,444,469
TOTAL LIABILITIES	93,042,074	274,786,965
STOCKHOLDERS' EQUITY
EQUITY
Common stock, par value $0.0050854925 per share; 100,000,000 shares authorized, issued in December 31 2020, and 2019 respectively	508,549	508,549
Accumulated Surplus	457,144,650	317,994,395
Translation Reserve	(32,441,877)	(16,341,231)
	425,211,322	302,161,713

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$518,253,397	$576,948,678

The accompanying notes are an integral part of these consolidated financial statements.

TINGO MOBILE PLC

STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(In U.S. dollars)

	2020	2019
Revenue	$585,254,527	$455,557,961
Cost of Revenue	364,383,712	316,491,739
Gross Profit	220,870,815	139,066,222

Operating Expense:
Payroll Expense	2,630,454	1,862,918
Professional Fee	298,768	137,686
Lease Expense	79,133	83,541
Bad Debt	8,698,024	-
Distribution Expense	177,363	141,774
General Administrative Expense	7,130,951	7,271,710
Total Operating Expense	19,014,693	9,497,629

Income from Operation	201,856,122	129,568,593

Other Income
Other Income	9,454,965	435,716
Interest Expense	(869,968)	(334,480)

Total Other Income	$8,584,997	$101,236

Profit Before Tax	210,441,119	129,669,829

Taxation	71,290,865	35,233,271
Profit After Tax	139,150,254	94,436,558

Other Comprehensive Income
Translation Adjustment	$(16,100,646)	$(16,108,325)
Total Comprehensive Income	$123,049,608)	$78,328,233

The accompanying notes are an integral part of these consolidated financial statements.

TINGO MOBILE PLC

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(In U.S. dollars)

	Common Stock
					Total
	Number of		Accumulated	Translation	Stockholders’
	Shares*	Amount	Reserve	Reserve	Equity
Balance as of January 1, 2019	100,000,000	$508,549	$-223,557,837	$(232,906)	$(307,390)
Profit for the year	-	-	94,436,559	-	94,436,559
Foreign currency translation adjustment	-	-	-	(16,108,325)	(16,108,325)
Balance as of December 31, 2019	100,000,000	$508,549	$317,994,395	$(16,341,231)	$302,161,713

Balance as of January 1, 2020	100,000,000	508,549	317,994,395	(16,341,231)	302,161,713
Profit for the year	-	-	139,150,254	-	139,150,254
Foreign currency translation adjustment	-	-	-	(16,100,646)	(16,100,646)
Balance as of December 31, 2020	100,000,000	$508,549	$457,144,650	$(32,441,877)	$425,211,322

TINGO MOBILE PLC

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(In U.S. dollars)

	2020	2019
Cash flows from operating activities
Profit before tax	$210,441,119	$129,669,829
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	5,769,462	6,078,122
Interest Expense	869,968	334,480
Inventories	229,293	(259,784)
Trade and Other Receivables	(37,490,543)	(204,463,239)
Prepayments	126,902,136	(126,902,137)
Trade and Other payable	(223,292,014)	300,847,541
Tax Paid	(34,182,976)	(34,310,930)
Net cash used in operating activities	49,246,444	70,993,883

Cash flows from investing activities
Acquisition of property, plant and equipment	(197,750)	(7,382)
Purchase of intangible asset	-	(3,055,703)
Capital work in progress	(200,157,284)	(5,122,680)
Net cash used in investing activities	(200,355,034)	(8,175,765)

Cash flows from financing activities
Interest Expense	(869,968)	(334,480)
Interest Received	643,726	418,581
Borrowings	(8,914,701)	8,914,701
Net cash provided by financing activities	(9,140,943)	8,998,803

Net increase in cash and cash equivalents	(160,249,533)	71,816,921

Cash and cash equivalents at beginning of year	188,452,412	116,635,492

Cash and cash equivalents at end of year	$28,202,869	$188,452,412

Supplemental of cash flow information
Cash paid during the year for:
Interest	$869,968	$334,480
Income taxes	$34,182,976	$34,310,930

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 1 - ORGANIZATION AND BUSINESS

The Company was incorporated in Nigeria on 17th January 2001 as a private limited liability company with an initial authorized share capital of 100,000 ordinary shares of N1.00 each. The company became a public limited company (Plc) on 18th February 2016. The authorized share capital was increased to 100,000,000 of N1 each the registered office is located at 2A, Osborne Road, Ikoyi, Lagos State.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in its accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company held cash and cash equivalents of $28,202,869

Labor Contracts

As of December 31, 2020, we employed approximately Three Hundred and Twenty-six (326) persons. Three (3) of them are Directors, while the rest are non-directors of the company.

Financing Activities During 2020

Apart from proceeds from sales we didn’t receive any further funding from any other source during the period.

Credit Facilities

Generally, in the year 2020, we received no further financial assistance; neither did we enter into any revolving credit arrangement during the period in question.

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. During the period, general allowance of 3 percent was made on all account receivables to cushion the possible effect of Covid 19 on their customer. However, from the provisions we made a bad debt charge of $8,698,024 to our operating statement in the period ending December 31, 2020.

We offer our customers the option to purchase certain wireless devices in installments over a specified period of time and, in many cases, once certain conditions are met, they may be eligible to trade in the original equipment for a new device and have the remaining unpaid balance paid or settled. As of December 31, 2020, all receivables on this arrangement have been collected and balance written off.

Property and Equipment

Property and equipment are carried at the lower of cost or net realizable value. All property and equipment with a cost of $5,000 or greater are capitalized. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Property and equipment consist of prototypes, software, furniture and equipment, which are depreciated on a straight-line basis over their expected useful lives as follows.

Building	20 years
Motor Vehicle	5 years
Furniture & Fittings	5 years
Project in Progress	0 years
Office Equipment	5 years
Plant & Machinery	4 years

Advertising

The Company conducts advertising for the promotion of its services. In accordance with ASC Topic 720-35-25, advertising costs are charged to operations when incurred.

Cash Flows

We adopted, with retrospective application, ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (ASU 2016-15). Under ASU 2016-15, we continue to recognize cash receipts on inventories, account receivables and other assets as cash flows from operations.

In the period ending December 31, 2020, we adopted, with retrospective application, ASU No. 2016-18, “Statement of Cash Flows (Topic 230) – Restricted Cash,” (ASU 2016-18). The primary impact of ASU 2016-18 was to require us to include restricted cash in our reconciliation of beginning and ending cash and cash equivalents (restricted and unrestricted) on the face of our consolidated statements of cash flows.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2020.

Financial assets and liabilities.

Financial assets

(a)	Classification

The Company recognized a financial asset in the statement of financial position when, and only when, it becomes a party to the contractual provision of the instrument. The Company classifies financial assets into; Financial assets at fair value through profit or loss, Loans and receivables, Held-to-maturity financial asset and Available-for-sale financial assets.

(b)	Recognition and measurement

For financial instruments traded in active markets, the determination of fair values of financial assets and financial liabilities is based on quoted market prices or dealer price quotations. This includes listed equity securities and quoted debt instruments on major exchanges (for example, Nigerian Stock Exchange NSE) and broker quotes from the Financial Markets Dealer Association. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service or regulatory agency, and those prices represent actual and regulatory occurring market transactions on an arm's length basis. If the above criteria are not met, the market is regarded as being inactive. For example, a market is inactive when there is a wide bid-offer spread or significant increase in the bid -offer spread or there are few recent transactions.

For all other financial instruments, fair value is determined using valuation techniques. In these techniques, fair values are estimated from observable data in respect of similar financial instruments, using models to estimate the present value of expected future cash flows or other valuation techniques, using inputs (for example, NIBOR yield curve, FX rates, volatilities and counterparty spreads) existing at the reporting date.

(i) Financial assets at fair value through profit or loss (FVTPL): Financial assets at fair value through profit or loss include 'financial assets held for trading' or 'assets designated as such on initial recognition'. Financial assets classified as 'held for trading' are acquired principally for the purpose of selling in the short term. Financial assets designated at fair value through profit or loss are investments the Company manages and makes purchase and sale decisions based on their fair value in accordance with the Company’s documented risk management or investment strategy. Financial assets included in this category are recognized initially at fair value and changes therein, including any interest or dividend income are recognized in profit or loss. Directly attributable transaction costs are recognized in profit or loss as incurred.

(ii)   Loans and receivables: Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market, other than: -those that the Company intends to sell immediately or in the short term, which are classified as held for trading, and those that the Company upon initial recognition designates as at fair value through profit or loss;-those that the Company upon initial recognition designates as available for sale; or-those that the holder may not recover substantially all of its initial investment, other than because of credit deterioration.

Loans and receivables are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, they are measured at amortized cost using the effective interest method, less any accumulated impairment losses. Loans granted at below market rates are fair valued by reference to expected future cash flows and current market interest rates for instruments in a comparable or similar risk class and the difference between the historical cost and fair value is accounted for in the statement of comprehensive income.

(iii)  Held-to-maturity financial assets: Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturities that the Company's management has the positive intention and ability to hold to maturity, other than:-those that the Company upon initial recognition designates as at fair value through profit or loss; - those that the Company upon initial recognition designates as available for sale; or-those that meet the definition of loans and receivables. Interests on held to maturity investments are included in the statement comprehensive income and are reported as investment income. In the case of impairment, the impairment loss is reported as a deduction from the carrying value of the investment and recognized in the statement of comprehensive income as 'Impairment losses on investment securities'. Held to maturity financial assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, they are measured at amortized cost using the effective interest method.

Financial liabilities

The Company’s holding in financial liabilities is in financial liabilities at fair value through profit or loss (including financial liabilities held for trading and those that designated at fair value) and financial liabilities at amortized cost. Financial liabilities are derecognized when extinguished.

(i)      Financial liabilities at fair value through profit or loss. This category comprises two sub-categories: financial liabilities classified as held for trading, and financial liabilities designated by the Company as at fair value through profit or loss upon initial recognition. A financial liability is classified as held for trading if it is acquired or incurred principally for the purpose of selling or repurchasing it in the near term or if it is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short- term profit-taking. The Company does not have any financial liability categorized as held for trading. Gains and losses arising from changes in fair value of financial liabilities classified held for trading are included in the income statement and are reported as ‘Net gains/(losses) on financial instruments classified as held for trading’. Interest expenses on financial liabilities held for trading are included in ‘Net interest income’. The Company did not have any financial liabilities that meet the classification criteria at fair value through profit or loss and did not designate any financial liabilities as at fair value through profit or loss.

(ii)   Other liabilities measured at amortized cost financial liabilities that are not classified as at fair value through profit or loss fall into this category and are measured at amortized cost. Financial liabilities measured at amortized cost are other liabilities and borrowings.

Financial Risk Management

Introduction and Overview of Company's Risk Management

The Company’s activities expose it to a variety of financial risks: market risk, credit risk, liquidity risk and market risk (including foreign exchange risk, commodity price risk and interest rate risk. Risk management is carried out primarily by the treasury department in Tingo Mobile PLC. The treasury department identifies, evaluates, and manages financial risks in close co-operation with the company’s operating units. Written principles for overall risk management, as well as written policies covering specific areas, such as foreign exchange risk, credit risk, and other price risk are approved by the board of directors.

(a)	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations. Credit risk arises from cash equivalents, deposits with banks and financial institutions, receivables from related parties as well and cash as credit exposures to the Company's customers.

The Company’s financial instruments that are exposed to concentrations of credit risk relate primarily to cash receivable from customers on fees charged. No credit limits were exceeded during the reporting period and management does not expect any losses from non-performance by these counterparties. None of the counterparties renegotiated their terms in the reporting period.

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

Cash and cash equivalents: The Company held cash and cash equivalents of $28,202,869 as of December 31, 2020 which represents its maximum credit exposure on these assets.

(b)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

The Company aims to maintain the level of cash and cash equivalents at an amount in excess of expected cash outflows on financial liabilities (other than trade payables) over the succeeding 60 days. The Company also monitors the level of expected cash inflows on trade and other receivables together with expected cash outflows on trade and other payables.

The following are the remaining contractual maturities at the end of the reporting period of financial liabilities, including estimated interest payments and excluding the impact of netting agreements:

Liquidity GAP Analysis (Asset Liability) at
December 31, 2020		Contractual Cash flows

	On call	<1 year	2 - 5 years	> 5 years	Total
FINANCIAL ASSETS:
Financial assets at fair value through
profit or loss:
Equity securities - Quoted	-	-	-	-	-

Loans and receivables
Account Receivables	-	241,953,782	-	-	241,953,782
	-	241,953,782	-	-	241,953,782
Other financial assets
Cash and cash equivalents	28,202,869	-	-	-	28,202,869
	-	-	-	-	-

Total financial assets	28,202,869	-	-	-	28,202,869
FINANCIAL LIABILITIES
Other financial liabilities Trade
and other payables Total	-	20,534,718	-	-	20,534,718
Financial Liabilities	-	20,534,718	-	-	20,534,718

The amounts disclosed in the tables above are the contractual undiscounted cash flows of the liabilities. The company's exposure to liquidity risk is minimal as of the period end 2020.

(c)	Market risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market prices comprise three types of risk: interest rate risk and currency risk. Financial instruments affected by market risk include loans and borrowings, deposits, trade receivables, trade payables, accrued liabilities and derivative financial instruments.

(i)	Currency risk. The Company has transactional currency exposures that arise from receipts and/or payments in currencies other than the respective functional currency. The Company manages this risk by matching receipts and payments in the same currency and monitoring movements in exchange rates.

The following significant exchange rates applied during

Average rate	Reporting date spot rate
2020	2020
$0.0027	$0.0027

(ii)	Interest rate risk. Interest rate risk is the exposure of a Company’s financial condition to adverse movements in interest rates which are likely to affect the Company’s earnings and capital base. This includes any opportunity cost that might arise if the Company were to fix interest rates on its assets and/or liabilities in a falling or rising interest rate environment

(d)	Operational risk

Operational risk is the risk of direct or indirect loss arising from a wide variety of causes associated with the Company’s processes, personnel, technology and infrastructure, and from external factors other than credit, market and liquidity risks such as those arising from legal and regulatory requirements and generally accepted standards of corporate behavior. Operational risks arise from all areas of the Company’s operations and are faced by all business entities. The Company’s objective is to manage operational risk so as to balance the avoidance of financial losses and damage to the Company’s reputation with overall cost effectiveness and to avoid control procedures that restrict initiative and creativity.

The primary responsibility for the development and implementation of controls to address operational risk is assigned to senior management within each business unit. This responsibility is supported by the development of overall Company standards for the management of operational risk in the following areas:

Timely reconciliations and monitoring of transactions Compliance with all regulatory and other legal requirements Documentation of controls and procedures and development of contingency plans

Periodic assessment of operational risks faced, and the adequacy of controls and procedures to address the risks identified

Regular training and professional development

Capital Risk Management

The objective in managing capital is to safeguard the Company’s ability to continue as a going concern in order to maximize returns for shareholders and benefits for other stakeholders as well as maintaining the optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Company may adjust the number of dividends paid to shareholders, capital returned to shareholders, new shares issued, or debt raised.

The gearing ratios as of December 31, 2020 are as follows:

	2020	2019
	$	$
Debt	-	8,914,701
To equity	425,211,322	302,161,713

Gearing ratio	0.0%	2.95%

Derivative Financial Instruments:

Fair Value Hedging

We designate a fixed-to-floating interest rate swaps as fair value hedge. The purpose of these swaps is to manage interest rate risk by managing a mix of fixed-rate and floating-rate debt. These swaps involve the receipt of fixed-rate amounts for floating interest rate payments over the life of the swaps without exchange of the underlying principal amount. We would also designate some of foreign exchange contracts as fair value hedges. The purpose of these contracts is to hedge currency risk associated with foreign-currency-denominated operating assets and liabilities. Accrued and realized gains or losses from fair value hedges impact the same category on the consolidated statements of income as the item being hedged. Unrealized gains on fair value hedges would be recorded at fair market value as assets, and unrealized losses would be recorded at fair market value as liabilities. Changes in the fair value of derivative instruments designated as fair value hedges are offset against the change in fair value of the hedged assets or liabilities through earnings. There were no hedging arrangements in place during the period ending December 31, 2020.

Cash Flow Hedging

We would designate our cross-currency swaps as cash flow hedges. We intend to enter into multiple cross-currency swaps to hedge our exposure to variability in expected future cash flows that would be attributable to foreign currency risk generated from the issuance of our foreign-denominated debt. These agreements include initial and final exchanges of principal from fixed foreign currency denominated amounts to fixed U.S. dollar denominated amounts, to be exchanged at a specified rate that is usually determined by the market spot rate upon issuance. They also include an interest rate swap of a fixed or floating foreign currency-denominated interest rate to a fixed U.S. dollar denominated interest rate. Unrealized gains on derivatives designated as cash flow hedges are recorded at fair value as assets, and unrealized losses are recorded at fair value as liabilities. For derivative instruments designated as cash flow hedges, the effective portion is reported as a component of accumulated OCI until reclassified into the consolidated statements of income in the same period the hedged transaction affects earnings. The gain or loss on the ineffective portion is recognized as “Other income (expense) – net” in the consolidated statements of income in each period. We evaluate the effectiveness of our cash flow hedges each quarter. There were no cash flow hedging arrangements in place during the period ending December 31, 2020.

Net Investment Hedging

The gain or loss on the debt that is designated as, and is effective as, an economic hedge of the net investment in a foreign operation is recorded as a currency translation adjustment within accumulated other comprehensive income on the consolidated balance sheet.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i)	Identification of the promised goods in the contract
(ii)	Determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract
(iii)	Measurement of the transaction price, including the constraint on variable consideration.
(iv)	Allocation of the transaction price to the performance obligations; and
(v)	Recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Revenue comprises of the fair value for smart phone devices, services and financial technology solutions.

We offer service-only contracts and contracts that bundle equipment used to access the services and/or with other service offerings. Some contracts have fixed terms and others are cancellable on a short-term basis (i.e., month-to- month arrangements).

Our subsidiary Tingo Mobile Plc now operates in 18 African countries and are currently working with 9.3 million farmers in Nigeria. We have focused our efforts in supporting them in 4 key ways:

•	Provision of technology: Tingo Mobile provides the latest mobile phone handsets at an affordable price point and allow them to spread the cost across 36 months

•	Mobile network: Tingo Mobile PLC’s network operates in 18 countries across Africa, allowing to effectively communicate both in and outside the agricultural ecosystem

•	Financial services: Providing their installed customer base with access to:

Accounts, which enable them to send and receive domestic and international payments, monitor cash flow in real time and safely hold money

o	Credit and lending product via third party providers, which enable them to invest in growing their business even in difficult periods

•	Nwassa platform: Currently processing over 500,000 daily transactions, Nwassa is Tingo’s proprietary platform which provides Africa’s farmers with access to global markets to secure more competitive pricing for their crop. We have a select group of trusted partners who can assist smaller farmers and cooperatives with packaging, warehousing, and transporting, as well as up to date information from the global agricultural sector.

Type of Product /Services	Nature / Timing of satisfaction of performance obligation and significant payment terms	Revenue Recognition

Mobile Phones	Fully assembled mobile phones are purchased and sold to customers. Customers obtain control of these phone when they have taken possession of the phone and use it for their benefits. Customers make full payment before the phones are delivered to them.	The company recognize revenue when delivery note and invoice has been signed and confirmed by the customer.

Mobile Calls and Data	Customers obtain control of these services as the services are provided. Customers pay in advance for these services over the contractual period.	The company recognize revenue for these services as the are provided. When the company expects to be entitled to breakage (forfeiture of unused value or network services), the company recognizes the expected amount of breakage in proportion to network services provided versus the total expected network services to be provided. Any unexpected amounts of breakage are recognized when the unused value of network services expire or when usage thereof becomes remote

NWASSA revenue

This is an online solution platform for customers on the agricultural value chain through 4 major co- operatives. The cooperatives are dealt with as guarantors for customers that want access to the services on the platform. The services provided on this platform include utility, insurance, loan brokerage, purchase of agricultural produce. These services are exclusively provided to customers under these co-operatives. The company charges insurance at 10% on the phones and guarantees customers access to maintenance for a 36-month period. While other services rendered through the platform attracts a service charge of 4%. Customers make payment on the go as the services are being utilized.

The company recognize revenue when the customers have utilized the services.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740- 10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net Income per Common Share

Net income Earnings per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income per common share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted net income per common share is computed by dividing net income by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Company’s diluted earnings per share is the same as the basic earnings per share for the period ended December 31, 2020, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a profit.

NOTE 5 – DIRECT COST

Direct cost represents the cost element associated with sales of mobile phones and commission to Co-operative societies. No direct cost is associated with revenue from Mobile Talk and Data.

NOTE 7 – INVENTORY

Inventory, which primarily consist of wireless devices and accessories, are clearly displayed separately on our consolidated balance sheets.

Inventory are valued at the lower of cost or net realizable value and were $241,953,782 at December 31, 2020.

NOTE 8 – ACCOUNT PAYABLE

Account Payables represent normal trade payables and accruals at December 31, 2020.

NOTE 9 – SHORT TERM LOAN

Short-term debt of Tingo Mobile Plc. and its subsidiary, including bank loans and maturities, is summarized as follows;

		December 2020	December 2019
		$	$
Short Term Loans
Interest Rates	Maturities
0.49% - 2.99%	-	-	-
3.00% - 4.99%	-	-	-
5.00% - 6.99%	-	-	-
7.00% - 9.99%	-	-	-
10.00% -20.00%	-	-	8,914,701

		-	8,914,701

1.	In 2019, Tingo Mobile Plc added $12,200,000 in total debt which was fully liquidated in November 2020. As security, 7 blocks of warehouses at Lakowe, Lagos Nigeria sitting on 166 acres of land was used as collateral to complete the loan.

The facility was tied in financing “Cell on Wheels”, otherwise classified as project in progress and to augment working capital. Tingo Mobile Plc has no external borrowings at December 31, 2020.

NOTE 10 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost, except for assets acquired using acquisition accounting, which are initially recorded at fair value. The cost of additions and substantial improvements to property, plant and equipment is capitalized, and includes internal compensation costs for these projects. The cost of maintenance and repairs of property, plant and equipment is charged to operating expenses. Property, plant and equipment costs are depreciated using straight-line methods over their estimated economic lives. Accordingly, when a portion of their depreciable property, plant and equipment is retired in the ordinary course of business, the gross book value is reclassified to accumulated depreciation, and no gain or loss is recognized on the disposition of these assets.

Property, plant and equipment is reviewed for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. We recognize an impairment loss when the carrying amount of a long-lived asset is not recoverable.

The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.

The liability for the fair value of an asset retirement obligation is recorded in the period in which it is incurred if a reasonable estimate of fair value can be made. In periods subsequent to initial measurement, we recognize period-to period changes in the liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate. The increase in the carrying value of the associated long-lived asset is depreciated over the corresponding estimated economic life.

Property and equipment stated at cost, less accumulated depreciation consisted of the following:

	December 31, 2020	December 31, 2019
Land & Building	$44,100,429	46,543,176
Motor Vehicle	225,788	99,783
Furniture & Fittings	65,232	37,970
Office Equipment	71,899	74,339
Plant & Machinery	10,992,230	11,561,491
	55,455,578	58,307,758
Less: Accumulated Depreciation	18,413,234	14,661,615
Property Plant and Equipment, net	$37,042,344	43,646,143

Depreciation expense for the period ended December 31, 2020 was $4,528,106.

Land and Buildings are further broken down as follows.

1.	Blocks of warehouses at Lakowe, Lagos Nigeria sitting on 166 acres of land

2.	45 Hectares of Land at Lugbe, Abuja Nigeria.

Osas & Oseji a registered (Surveyors and Estate Valuers) in Nigeria is the main valuer for the purpose of valuing the land and buildings and valuation is done annually

Plant and Machinery made up of:

1.	Phone assembly lines and machines, power generating plant.

NOTE 11– INTANGIBLE ASSETS

This represents cost incurred on software development of mobile operating system and secure browser. This is Tingo’s proprietary operating system and mobile/web browser. Designed to help our customers securely do financial transactions. This cost is amortized over 5 (Five) years, because on or before then we are expected to have significantly upgraded. For the period ended December 31, 2020, the company charged $1,241,356 amortization during the period.

NOTE 12– FOREIGN CURRENCY TRANSLATION

Functional and presentation currency - The consolidated financial statements are presented in U.S. dollars, which is the presentation currency, the functional currency is Nigeria Naira. The exchange rate used for conversion is 379.5 Naira to a U.S dollar.

Foreign currency transactions - Foreign currency transactions are translated into the functional currencies of the Company's subsidiaries using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated income statements. Non-monetary items carried at cost are translated using the exchange rate at the date of the transaction. Non-monetary items carried at fair value are translated at the date the fair value is determined.

NOTE 14– CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments with original maturities of three months or less. The carrying amounts approximate fair value. At December 31, 2020, we held $28,202,869 at bank and other cash equivalents.

NOTE 15 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The provision for Federal income tax consists of the following at December 30:

2020
Federal income tax benefit attributable to:
Current Operations	$71,290,865
Less: valuation allowance	-
Net provision for Federal income taxes	$71,290,865

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

NOTE 16 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) Management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued and has determined that it have the following material subsequent events to disclose in these financial statements.

On July 27th 2021, Tingo International Holdings Inc entered into an agreement to a reverse merger with iWEB Inc, a Nevada incorporated company that is listed on the OTC market. Under the terms of the agreement, Tingo International Holdings Inc disposed its 100 Percent ownership of Tingo Mobile Plc to iWEB Inc. In consideration for the issuance of 928,000,000 Class A shares of iWEB common stock. The transaction was closed on August 16th, 2021.

On completion of the transaction, Tingo International Holdings Inc owns 96 Percent of the issued capital of iWEB Inc.

TINGO, INC.

(Formerly IWEB Inc)

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2021 AND DECEMBER 31, 2020 (Unaudited)

(In U.S. dollars)

	June 30,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$44,469,697	$1,013
Prepayments and deposits	743,750,175	186
Account and other receivables	973,641,228	151,236
Amounts due from shareholders	1,250	1,250
Inventory	225,000	-
Assets of discontinued operations	—	194,311
Total current assets	1,762,087,350	347,996

NON-CURRENT ASSETS
Property, plant and equipment, net	33,492,829	3,006
Work in Progress	192,712,052	-
Intangible Assets	2,257,024	-
Non-current assets of discontinued operations	—	425,100
Total non-current assets	228,461,905	428,106

TOTAL ASSETS	$1,990,549,255	$776,102

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Account Payable	$1,440,972,441	$-
Accruals	13,770	10,751
Amounts due to directors	200,266	197,785
Tax Liability	90,919,	-
Liabilities of discontinued operations	—	972,944
Total current liabilities	1,441,277,396	1,181,480

NON-CURRENT LIABILITIES
Deferred Tax	2,186,872	-

TOTAL LIABILITIES	1,443,464,268	-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock: $0.0001 par value, 25,000,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.0001 per share; 75,000,000 shares authorized, 40,306,211 (December 31, 2020: 40,306,211) shares issued and outstanding as of June 30, 2021	7,801	7,801
Additional paid-in capital	521,812,363	3,207,635
Accumulated Surplus /(Deficit)	56,633,073	(3,356,283)
Accumulated other comprehensive income (loss)	(31,368,250)	(93,472)
Total Tingo, Inc. stockholders’ equity	547,084,987	(234,319)
Non-controlling interests	—	(171,059)
Total equity	547,084,987	(405,378)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,990,549,255	$776,102

The accompanying notes are an integral part of these condensed financial statements.

TINGO, INC.

(Formerly IWEB Inc)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020 (Unaudited)

(In U.S. dollars)

	For the three months ended			For the six months ended
	June 30,			June 30,
	2021		2020	2021	2020
Revenue	$140,554,762		$—	$—	$—
Cost of revenue	48,139,110		—	—	—
Gross profit	92,415,652		—	—	—
General and administrative expenses	4,229,561		(150,530)	(214,933)	(398,761)
Profit /(Loss) from operations	88,186,091		(150,530)	(214,933)	(398,761)
Finance cost	—		—	—	—
Other income (expense)	116,030		58,925	(47,977)	(35,389)
Profit / (Loss) before income tax	88,302,121		(91,605)	(262,910)	(434,150)
Income tax	28,276,846		—	—	—
Net Profit /(loss) from continuing operations	60,025,275		(91,605)	(262,910)	(434,150)
Profit/ (Loss) from discontinued operations, net of income taxes	266,527		(63,656)	100,673	(289,570)
Net profit (loss)	$60,291,802		$(155,261)	$(162,237)	$(723,720)
Net profit from discontinued operations attributable to Non-controlling interests	24,209		19,097	73,965	86,871
Net profit (loss) attributable to ordinary stockholders of Tingo Inc	$60,316,011		$(136,164)	$(88,272)	$(636,849)
Net profit (loss)	$60,316,011		$(155,261)	$(162,237)	$(723,720)
Other comprehensive income (loss)
Foreign currency translation adjustment	(31,331,327)		(81,328)	126,550	26,658
Total comprehensive income / (loss)	28,984,684		(236,589)	(35,687)	(697,062)
Total comprehensive loss attributable to non-controlling interests	19,445		22,730	62,091	89,882
Total comprehensive income (loss) attributable to Ordinary stockholders of Tingo, Inc.	$29,004,129		$(213,859)	$26,404	$(607,180)
Profit from continuing operations per share - Basic and diluted	$1.49	*	$(0.00)*	$(0.00)*	$(0.01)
Income (Loss) from discontinued operations per share - Basic and diluted	$1.49		$(0.00)*	$0.00 *	$(0.01)
Income (Loss) per share - Basic and diluted	$0.01		$(0.00)*	$(0.00)*	$(0.02)
Weighted average number of common shares outstanding
Basic and diluted	40,306,211		40,306,211	40,306,211	40,260,920

The accompanying notes are an integral part of these condensed financial statements.

TINGO, INC.

(Formerly IWEB Inc)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020 (Unaudited)

(In U.S. dollars)

	For the six months ended June 30,
	2021	2020
Cash flows from operating activities
Net Profit / loss)	$60,291,802	$(723,720)
Net (profit) loss from discontinued operations	(266,527)	289,570
Net loss from continuing operations	$60,025,2752	$(434,150)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,408,824	26,581
Foreign exchange	31,331,327	35,741
Gain on disposal of property, plant and equipment	—	(45)
Changes in assets and liabilities
Prepayments and deposits	(743,749,989)	113,521
Account & Other receivables	(973,489,992)	(17)
Inventory	(225,000)
Account Payables	1,441,238,968
Accruals	(876,525)	(12,652)
Net cash used in continuing operations	(184,337,112)	(271,021)
Net cash used in discontinued operations		(238,462)
Net cash used in operating activities		(509,483)
Cash flows from investing activities
Proceeds from disposal of property, plant and equipment	—	111
Proceeds from disposal of subsidiary and VIE, net of cash $13,145 disposed of	6,727	—
Purchase of property, plant and equipment	(34,324,882)	(51,000)
Intangible Asset	(2,830,939)	—
Work in Progress Advance to a director	(192,712,052)	(420,686)
Repayment to a director	—	420,686
Net cash provided by (used in) continuing operations	(229,861,146)	(50,889)
Net cash used in discontinued operations	—	(93,808)
Net cash provided by (used in) investing activities	(229,861,146)	(144,697)
Cash flows from financing activities
Repayment of advance to a director	—	(49,733)
Advance from a director	33,276	—
Additional Paid in Capital	458,266,704
Proceed from issue of shares	-	216,920
Net cash provided by continuing operations	458,299,980	167,187
Net cash provided by discontinued operations	4,123	117
Net cash provided by financing activities	458,304,103	167,304
Effect of exchange rates on cash		(33,084)
Net decrease in cash and cash equivalents	44,105,845	(519,960)
Cash and cash equivalents at beginning of period	363,852	883,812
Cash and cash equivalents at end of period	$44,469,697	$363,852
Supplemental of cash flow information
Cash paid during the period for:
Interest	$—	$99,202
Income taxes	$—	$—

The accompanying notes are an integral part of these condensed financial statements.

TINGO, INC.

(Formerly IWEB Inc)

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020 (Unaudited)

			Three and six months ended June 30, 2021
	Common Stock		Additional	Accumulated	Accumulated Other	Non-
	Number of		Paid-In	Surplus	Comprehensive	Controlling	Stockhold
	Shares	Amount	Capital	/(Deficit)	Income (Loss)	Interests	Equity
Balance as of January 1, 2021	40,306,211	$7,801	$3,207,635	$(3,356,283)	$(93,472)	$(171,059)	$(405,378)
Net loss	—	—	—	(315,987)	—	(49,756)	(365,743)
Foreign currency translation adjustment	—	—	—	—	70,090	7,110	77,200
Balance as of March 31, 2021	40,306,211	$7,801	$3,207,635	$(3,672,270)	$(23,382)	$(213,705)	$(693,921)
Disposal of interest in a subsidiary	—	—	—	—	—	233,150	233,150
Realization of foreign currency translation loss relating to disposal of a subsidiary	—	—	—	13,541	(13,541)	—	—
Net profit (loss)	—	—	—	60,291,802	—	(24,209)	60,267,59
Additional Paid in Capital	-	-	518,604,728	518,604,7
Foreign currency translation adjustment	—	—	—	—	(31,331,327)	4,764	31,326,56
Balance as of June 30, 2021	40,306,211	7,801	521,812,363	56,633,073	(31,368,250)	—	547,084,

TINGO, INC.

(Formerly IWEB Inc)

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020 (Unaudited)

			Three and six months ended June 30, 2020
	Common Stock		Additional		Accumulated Other	Non-
	Number of		Paid-In	Accumulated	Comprehensive	Controlling	Stockholders’
	shares	Amount	Capital	Deficit	Loss	Interests	Equity
Balance as of January 1, 2020	40,197,751	$7,790	$2,990,726	$(2,321,583)	$(76,721)	$(2,696)	$597,516
Share issued	108,460	11	216,909				216,920
Net loss	—	—	—	(500,685)	—	(67,774)	(568,459)
Foreign currency translation adjustment	—	—	—	—	107,364	622	107,986
Balance as of March 31, 2020	40,306,211	$7,801	$3,207,635	$(2,822,268)	$30,643	$(69,848)	$353,963
Net loss	—	—	—	(136,164)	—	(19,097)	(155,261)
Foreign currency translation adjustment	—	—	—	—	(77,695)	(3,633)	(81,328)
Balance as of June 30, 2020	40,306,211	7,801	3,207,635	(2,958,432)	(47,052)	(92,578)	117,374

The accompanying notes are an integral part of these financial statemen

TINGO, INC.

(Formerly IWEB Inc)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS

Tingo, Inc. Formerly known as IWEB Inc (the “Company”) was incorporated under the laws of the State of Nevada on February 17, 2015.

The Company’s original business plan was to actively engage in providing high impact internet marketing strategies to internet-based businesses and people seeking to create websites, but this business was not successful. Subsequently, the Company operated a technology business in Thailand that has since been discontinued as a result of the Share Exchange Agreement with Tingo International, Inc. as further described below.

The above commentary all refers to discontinued operations which ceased to exist with effect from 15th August, 2021

On July 29, 2021, the Company entered into an Acquisition Agreement that provides for, among other things, for the Company to acquire 100% of Tingo Mobile PLC (“Tingo Mobile”), a Nigerian company, from Tingo International Holdings Inc. (“Tingo International”), a Delaware corporation.

Pursuant to the Acquisition Agreement, at closing, the Company agreed to issue 928,000,000 Class A Common shares to Tingo International, and 65,000,000 Class B Common Shares to the Class B Shareholders of Tingo International, in full satisfaction of and in exchange for 100% of the issued and outstanding shares of Tingo Mobile Plc. Upon closing of the transaction Tingo Mobile Plc became a wholly-owned subsidiary of the Company.

As part of the Acquisition Agreement, prior to closing the Company agreed to change its name to Tingo Inc. and amend its articles of incorporation to provide for its authorized share capital so as to have 1,250,000,000 Class A Common Shares of $0.001 par value, 200,000,000 Class B Common Shares of $0.0001 par value, and 50,000 Preferred Shares with such rights and privileges as the majority of the board may designate at its discretion.

At closing, the Company agreed to appoint up to eight directors nominated by Tingo International Holdings Inc for a total of 10 directors, two of which shall be independent. The agreement also contemplates the appointment of new officers.

The parties to the Acquisition Agreement further agreed that in the event that the share price of the Company trades below $5.00 per share for 60 consecutive days after closing, the Board of Directors of the Company, at its sole discretion, may elect to approve a stock consolidation to increase the share price and that all parties are in agreement and in favor of such consolidation should it be deemed necessary by the Board of Directors of the Company.

In connection with the transaction, at closing, an arm’s length finder is entitled to a 3% finder’s fee, to be paid in the Company’s Class A Common shares.

The closing of the Acquisition Agreement was conditioned upon receipt by the Company of the financial statements of Tingo Mobile, shareholder approval of the transaction by Tingo International and completion of the Company’s amendment to increase its authorized capital stock.

On August 15, 2021, having completed all conditions under the Acquisition Agreement, including receipt of the financial statements from Tingo Mobile, approval of the transaction by Tingo International and completion of the Company’s increase in authorized capital, the Company closed the transaction with Tingo International, and issued 928,000,000 Class A Common shares to Tingo International, and 65,000,000 Class B Common Shares to the Class B Shareholders of Tingo International, in exchange for 100% of the capital stock of Tingo Mobile. The Company paid out 27,840,000 shares of Class A common stock to the finder, representing 3% of the transaction.

NOTE – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States of America generally accepted accounting principles (“U.S. GAAP”).

The interim condensed consolidated financial information as of June 30, 2021 and for the three and six month periods ended June 30, 2021 and 2020 have been prepared without audit, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures, which are normally included in condensed consolidated financial statements prepared in accordance with U.S. GAAP have not been included. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and accompanying footnotes thereto, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, previously filed with the SEC on April 13, 2021.

In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these condensed consolidated financial statements, which are of a normal and recurring nature, have been included. The results reported in the condensed consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year.

Use of Estimates

The preparation of these condensed consolidated financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an ongoing basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its condensed consolidated financial statements.

Basis of Consolidation and Noncontrolling Interests

The condensed consolidated financial statements include the financial statements of the Company, its subsidiaries and VIE entities. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

For the Company’s non-wholly owned subsidiaries, a noncontrolling interest is recognized to reflect a portion of equity that is not attributable, directly or indirectly, to the Company. Consolidated net income in the consolidated income statements includes net income (loss) attributable to noncontrolling interests. The cumulative results of operations attributable to noncontrolling interests are also recorded as noncontrolling interests in the Company’s consolidated balance sheets. Cash flows related to transactions with noncontrolling interests are presented under financing activities in the consolidated statements of cash flows.

Property and Equipment

Property and equipment are carried at the lower of cost or net realizable value. All property and equipment with a cost of $5,000 or greater are capitalized. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Property and equipment consist of prototypes, software, furniture and equipment, which are depreciated on a straight-line basis over their expected useful lives as follows.

Building	20 years
Motor Vehicle	5 years
Furniture & Fittings	5 years
Project in Progress	0 years
Office Equipment	5 years
Plant & Machinery	4 years
Software	5 years

Impairment of Long-lived Assets

In accordance with ASC 360-10-35, we review the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Based on the existence of one or more indicators of impairment, the Company measures any impairment of long-lived assets using the projected discounted cash flow method at the asset group level. The estimation of future cash flows requires significant management judgment based on the Company’s historical results and anticipated results and is subject to many factors. The discount rate that is commensurate with the risk inherent in the Company’s business model is determined by its management. An impairment loss would be recorded if the Company determined that the carrying value of long-lived assets may not be recoverable. The impairment to be recognized is measured by the amount by which the carrying values of the assets exceed the fair value of the assets. No impairment has been recorded by the Company as of June 30, 2021 and December 31, 2020.

Revenue Recognition

Revenue is principally comprised of image coding services revenue, and represents the fair value of the consideration received or receivable for the provision of services in the ordinary course of the Company’s activities and is recorded net of value-added tax (“VAT”). Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation.

Revenues are recognized when the customer obtains control of our product or services, which may occur at a point in time or over time depending on the terms and conditions of the agreement.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Revenue comprises of the fair value for smart phone devices, services and financial technology solutions.

We offer service-only contracts and contracts that bundle equipment used to access the services and/or with other service offerings. Some contracts have fixed terms and others are cancellable on a short-term basis (i.e., month-to-month arrangements).

Our subsidiary Tingo Mobile Plc now operates in 18 African countries and are currently working with 9.3 million farmers in Nigeria. We have focused our efforts in supporting them in 4 key ways:

•	Provision of technology: Tingo Mobile provides the latest mobile phone handsets at an affordable price point and allow them to spread the cost across 36 months

•	Mobile network: Tingo Mobile PLC’s network operates in 18 countries across Africa, allowing to effectively communicate both in and outside the agricultural ecosystem

•	Financial services: Providing their installed customer base with access to:

Accounts, which enable them to send and receive domestic and international payments, monitor cash flow in real time and safely hold money

o	Credit and lending product via third party providers, which enable them to invest in growing their business even in difficult periods

•	Nwassa platform: Currently processing over 500,000 daily transactions, Nwassa is Tingo’s proprietary platform which provides Africa’s farmers with access to global markets to secure more competitive pricing for their crop. We have a select group of trusted partners who can assist smaller farmers and cooperatives with packaging, warehousing, and transporting, as well as up to date information from the global agricultural sector.

Type of Product /Services	Nature / Timing of satisfaction of performance obligation and significant payment terms	Revenue Recognition

Mobile Phones	Fully assembled mobile phones are purchased and sold to customers. Customers obtain control of these phone when they have taken possession of the phone and use it for their benefits. Customers make full payment before the phones are delivered to them.	The company recognize revenue when delivery note and invoice has been signed and confirmed by the customer.

Mobile Calls and Data	Customers obtain control of these services as the services are provided. Customers pay in advance for these services over the contractual period.	The company recognize revenue for these services as the are provided. When the company expects to be entitled to breakage(for feiture of unused value or network services), the company recognizes the expected amount of breakage in proportion to network services provided versus the total expected network services to be provided. Any unexpected amounts of breakage are recognized when the unused value of network services expire or when usage thereof becomes remote

NWASSA revenue	This is an online solution platform for customers on the agricultural value chain through 4 major co-operatives. The cooperatives are dealt with as guarantors for customers that want access to the services on the platform. The services provided on this platform include utility, insurance,loan brokerage, purchase of agricultural produce. These services are exclusively provided to customers under these co-operatives. The company charges insurance at 10% on the phones and guarantees customers access to maintenance for a 36-month period. While other services rendered through the platform attracts a service charge of 4%. Customers make payment on the go as the services are being utilized.	The company recognize revenue when the customers have utilized the services.

Foreign Currency and Foreign Currency Translation

The functional currency of the Company and its subsidiaries is US$. The Company’s VIEs with operations in Thailand use their respective local currency, Thai Baht (“THB”), as their functional currency. An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the statements of comprehensive loss.

The financial statements are presented in U.S. dollars. Assets and liabilities are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Stockholders’ equity accounts are translated using the historical exchange rates at the date the entry to stockholders’ equity was recorded, except for the change in retained earnings during the period, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income in the balance sheets.

Translation of amounts from THB into U.S. dollars and Naira to U.S. dollars has been made at the following exchange rates:

Balance sheet items, except for equity accounts
June 30, 2021	THB32.0600 to $1
December 31, 2020	THB30.0200 to $1
June 30, 2021	NGN 0.0023 to $1
Income statement and cash flows items
For the six months ended June 30, 2021	THB30.8460 to $1
For the six months ended June 30, 2020	THB31.6150 to $1
For the six months ended June 30, 2020	NGN0.0021 to $1

Research and Development

Research and development costs are paid to Digiwork Korea, which has provided research and development services to Digiwork for a period of five years commencing since March 31, 2017. Pursuant to the Amendment No.2 to the Amended and Restated Joint Business Agreement, the research and development services expired on December 31, 2020. Research and development costs are recognized in general and administrative expenses and expensed as incurred. Research and development expense was $nil and

$56,150 for the three months ended June 30, 2021 and 2020, respectively; and $nil and $113,521 for the six months ended June 30, 2021 and 2020, respectively.

Income Taxes

Income taxes are accounted for using an asset and liability approach which requires the recognition of income taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred income taxes are determined based on the differences between the accounting basis and the tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws. Deferred tax assets are reduced by a valuation allowance, if based on available evidence, it is considered that it is more likely than not that some portion of or all of the deferred tax assets will not be realized. In making such determination, the Company considers factors including future reversals of existing taxable temporary differences, future profitability, and tax planning strategies. If events were to occur in the future that would allow the Company to realize more of its deferred tax assets than the presently recorded net amount, an adjustment would be made to the deferred tax assets that would increase income for the period when those events occurred. If events were to occur in the future that would require the Company to realize less of its deferred tax assets than the presently recorded net amount, an adjustment would be made to the valuation allowance against deferred tax assets that would decrease income for the period when those events occurred. Significant management judgment is required in determining income tax expense and deferred tax assets and liabilities.

Net Income/ ( loss) per share of common stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

	For the three months ended June 30,		For the six months ended June 30,
	2020	2021	2020		2021
Net Profit/(loss) from continuing operations	$60,025,275	$(91,605)	$(262,910)		$(434,150)
Profit (loss) from discontinued operations, net of income taxes	266,527	(63,656)	100,673		(289,570)
Loss from discontinued operations attributable to non-controlling interests	24,209	19,097	73,965		86,871
Profit (loss) from discontinued operations attributable to ordinary stockholders of Tingo, Inc.	$290,736	$(44,559)	$174,638		$(202,699)
Net profit (loss) attributable to ordinary stockholders of Tingo, Inc.	$60,316,011	$(136,164)	$(88,272)		$(636,849)
Weighted average number of common shares outstanding – basic and diluted	$40,306,211	40,306,211	40,306,211		40,260,920
Loss from continuing operations per share- Basic and diluted	1.49	$(0.00)*	$(0.00	)*	$(0.01)
Income (Loss) from discontinued operations per share- Basic and diluted	$0.01	$(0.00)*	$0.00	*	$(0.01)
Income (Loss) per share - Basic and diluted	$0.01	$(0.00)*	$(0.00	)*	$(0.02)

Segments

The Company evaluates a reporting unit by first identifying its operating segments, and then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meets the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated.

Fair Value of Financial Instruments

U.S. GAAP establishes a three-tier hierarchy to prioritize the inputs used in the valuation methodologies in measuring the fair value of financial instruments. This hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three-tier fair value hierarchy is:

Level 1 – observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – include other inputs that are directly or indirectly observable in the market place.

Level 3 – unobservable inputs which are supported by little or no market activity.

The carrying value of the Company’s financial instruments, including cash at banks and on hand and balances with related parties approximate their fair value due to their short maturities.

Comprehensive Income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. Accumulated other comprehensive income includes cumulative foreign currency translation adjustment.

Leases

Effective with adoption of Accounting Standards Update No. 2016-02 (ASU 2016-02), Leases (the new lease standard) on January 1, 2019, the Company determines if an arrangement is a lease at inception. Operating lease right-of-use (ROU) assets and liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As most of the Company’s leases do not provide an implicit rate, it uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The ROU asset also includes any lease payments made prior to commencement and is recorded net of any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise such options.

Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current and operating lease liabilities, non-current on the Company’s consolidated balance sheets.

Discontinued operations

A component of a reporting entity or a group of components of a reporting entity that are disposed or meet the criteria to be classified as held for sale, such as the management, having the authority to approve the action, commits to a plan to sell the disposal group, should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. Discontinued operations are reported when a component of an entity comprising operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity is classified as held for disposal or has been disposed of, if the component either (1) represents a strategic shift or (2) have a major impact on an entity’s financial results and operations. In the consolidated statement of operations, result from discontinued operations is reported separately from the income and expenses from continuing operations and prior periods are presented on a comparative basis.

Assets and liabilities of the discontinued operations are classified as held for sale when the carrying amounts will be recovered principally through a sale transaction.

When dispose a subsidiary, the Company deconsolidates the subsidiary from the date control is lost. Any retained non-controlling investment in the former subsidiary is measured at fair value and is included in the calculation of the gain or loss upon deconsolidation of the subsidiary.

Recently Issued Accounting Pronouncements

cent Adopted Accounting Standards

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistent application among reporting entities. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. Upon adoption, the Company must apply certain aspects of this standard retrospectively for all periods presented while other aspects are applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Company applied the new standard beginning January 1, 2021. The adoption did not have a material impact on its condensed consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06 (“ASU 2020-06”) “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40).” ASU 2020-06 reduces the number of accounting models for convertible debt instruments by eliminating the cash conversion and beneficial conversion models. As a result, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost as long as no other features require bifurcation and recognition as derivatives. For contracts in an entity’s own equity, the type of contracts primarily affected by this update are freestanding and embedded features that are accounted for as derivatives under the current guidance due to a failure to meet the settlement conditions of the derivative scope exception. This update simplifies the related settlement assessment by removing the requirements to (i) consider whether the contract would be settled in registered shares, (ii) consider whether collateral is required to be posted, and (iii) assess shareholder rights. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, and only if adopted as of the beginning of such fiscal year. The Company adopted ASU 2020-06 effective January 1, 2021. The adoption of ASU 2020-06 did not have any impact on the Company’s condensed consolidated financial statement presentation or disclosures.

Recently issued accounting pronouncements not yet adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. Adoption of the ASUs is on a modified retrospective basis. As a smaller reporting company, the standard will be effective for the Company for interim and annual reporting periods beginning after December 15, 2022.The Company is currently evaluating the impact that the standard will have on its condensed consolidated financial statements and related disclosures.

The Company’s management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

NOTE 3 – DISCONTINUED OPERATIONS

On June 4, 2021, Marvelous ERA Limited, a company incorporated in the British Virgin Islands and a wholly owned subsidiary of IWEB, Inc., completed the sales of 35,000 shares, representing 70% of the issued and outstanding shares of OBON BVI to Panas Jirawattananunt, an individual and resident of Thailand for a total of $20,000, pursuant to a Share Purchase Agreement dated May 28, 2021. The Company considers May 31, 2021 as the disposal effective date since the operational and management control over OBON BVI was shifted from Marvelous ERA to the Purchaser on May 31, 2021.

dAs of May 31, 2021, operations of OBON BVI and its VIE OBON Thailand to be disposed of were reported as discontinued operations. Accordingly, assets, liabilities, revenues, expenses and cash flows related to OBON BVI and its VIE OBON Thailand have been reclassified in the consolidated financial statements as discontinued operations for all periods presented.

The following table presents the components of discontinued operations reported in the consolidated balance sheets:

As of
December 31, 2020
Cash and cash equivalents	$11,498
Prepayments and deposits	163,558
Accounts receivable	5,685
Other receivables	13,570
Deposits paid for acquisition of property, plant and equipment	319,787
Property, plant and equipment, net	105,313
Long-live asset subtotal	105,313
Assets of discontinued operations	619,411
Classified as:
— Current	194,311
— Non-current	425,100
Accruals and Other payables	$60,015
Short-term loan	854,318
Bank overdrafts	13,739
Amounts due to directors	44,872
Liabilities of discontinued operations	972,944
Classified as:
— Current	972,944
— Non-current	—

The following table presents the components of discontinued operations reported in the consolidated statements of comprehensive loss:

	For the three months		For the six months
	ended June 30,		ended June 30,
	2021	2020	2021	2020
Revenue	$(17)	$1,914	$945	$1,914
Cost of revenue	(298)	(534)	(850)	(534)
General and administrative expenses	(36,579)	(64,234)	(92,047)	(123,113)
Finance cost	(42,290)	(63,340)	(105,878)	(128,253)
Other income (expense)	(1,512)	62,538	(48,720)	(39,584)
Gain on disposal of subsidiary	347,223	—	347,223	—
Profit (Loss) before provision of income taxes	266,527	(63,656)	100,673	(289,570)
Income tax expense	—	—	—	—
Profit (Loss) from discontinued operations, net of income taxes	$266,527	$(63,656)	$100,673	$(289,570)
Attributable to:
Non-controlling interests	$(24,209)	$(19,097)	$(73,965)	$(86,871)
Ordinary stockholders of IWEB, Inc.	$290,736	$(44,559)	$174,638	$(202,699)

The following table summarizes the net liabilities of OBON BVI and OBON Thailand at the date of disposal (May 31, 2021):

Cash and cash equivalents	$13,145
Prepayments and deposits	102,152
Accounts receivable	6,296
Other receivables	12,826
Deposits paid for acquisition of property, plant and equipment	299,439
Property, plant and equipment, net	89,306
Accruals and Other payables	(189,388)
Short-term loan	(832,573)
Bank overdrafts	(13,470)
Amount due to Enigma BVI	(216,666)
Amounts due to directors	(48,234)
Net liabilities of OBON BVI upon disposal	(777,167)
70%
Interests in net liabilities of OBON BVI being disposed of	(544,017)
Waiver of amount due to Enigma BVI	(216,666)
Net consideration received	19,872
Gain on disposal of subsidiary	$347,223

NOTE 4 CASH AND CASH EQUIVALENTS

	June 30, 2021	December 31, 2020
Bank balances	$44,469,697	$1,013

NOTE 5 - BALANCES WITH RELATED PARTIES

	June 30, 2021	December 31, 2020
Due from shareholders	$1,250	$1,250
Due to directors
Mr. Ratanaphon Wongnapachant – resigned on July 26, 2021	(79,157)	(109,324)
Mr. Wai Hok Fung	(121,109)	(88,461)
	$(200,266)	$(197,785)

The balances with shareholders and directors detailed above as of June, 2020 and December 31, 2020 are unsecured, non-interest bearing, receivable and repayable on demand.

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	June 30, 2021	December 31, 2020
Office and computer equipment	$75,855	$9,858
Leasehold improvements	51,000	51,000
Software	1,454	1,552
Land and Building	40,865,178	-
Motor Vehicle	209,224	-
Furniture & Fittings	60,446	-
Plant & Machinery	10,185,829	-
Less: Accumulated depreciation	(17,956,159)	(59,404)
	$33,492,827	$3,006

Depreciation expenses from continuing operations charged to the statements of comprehensive loss for the three months ended June 30, 2021 and 2020 were $544 and $26,033, respectively; for the six months ended June 30, 2021 and 2020 were $834,910 and $26,581, respectively.

Depreciation expenses from discontinued operations charged to the statements of comprehensive loss for the three months ended June 30, 2021 and 2020 were $3,471 and $2,073, respectively; for the six months ended June 30, 2021 and 2020 were $8,822 and $3,181, respectively.

NOTE 7 - COMMON STOCK

On March 13, 2020, the Company entered into a series of Securities Purchase Agreements with certain investors, pursuant to which the Company sold to the such investors in a private placement an aggregate of 108,460 shares of the Company’s common stock, par value $0.0001 per share, at a purchase price of $2.00 per share for an aggregate offering price of $216,920 (the “Private Placement”). The Private Placement was completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

NOTE 8 - SEGMENT INFORMATION

The Company’s segments are business units that offer different products and services and are reviewed separately by the chief operating decision maker (the “CODM”), or the decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s CODM is the Company’s Chief Executive Officer.

Prior to the Acquisition Agreement, the Company had one reportable segment, being technology development and provision of coding services in various industries and markets. Starting from the last quarter of fiscal 2019 until June 4, 2021, there was one additional segment, consisting of the leasing and installation of network systems, WiFi devices and related accessories (note 3).

Prior to the Acquisition Agreement with Tingo International, the Company primarily operated in Thailand..

NOTE 9 - SUBSQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) Management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued and has determined that the acquisition of Tingo Mobile PLC was a material subsequent event.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A. Controls and Procedures

Disclosure Controls and Procedures

We maintain disclosure controls and procedures, as defined in Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Interim Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

We carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Interim Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2020. Based on the evaluation of these disclosure controls and procedures, and in light of the material weaknesses found in our internal controls over financial reporting, our Chief Executive Officer and Interim Chief Financial Officer concluded that our disclosure controls and procedures were not effective.

Management’s Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f). The Company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Under the supervision and with the participation of management, including the Chief Executive Officer and Interim Chief Financial Officer, the Company conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, using the criteria established in “Internal Control - Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") (2013 framework).

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. In its assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, the Company determined that there were control deficiencies that constituted material weaknesses, as described below.

We do not have an Audit Committee – While not being legally obligated to have an audit committee, it is the management’s view that such a committee, including a financial expert member, is of the utmost importance for entity-level control over the Company’s financial statement. Currently, the Board of Directors acts in the capacity of the Audit Committee. In connection with the acquisition of Tingo Mobile PLC subsequent to the date of these financial statements, the Company has added an Audit Committee comprised solely of independent directors.

2.

We did not maintain appropriate cash controls – As of December 31, 2020, the Company had not maintained sufficient internal controls over financial reporting for the cash process, including failure to segregate cash handling and accounting functions, and did not require dual signature on the Company’s bank accounts. However, the effects of poor cash controls were mitigated in part by the fact that the Company had limited transactions in their bank accounts.

4.	We currently lack sufficient accounting personnel with the appropriate level of knowledge, experience and training in U.S. GAAP and SE

3.

We did not implement appropriate information technology controls – As of December 31, 2020, the Company was retaining copies of all financial data and material agreements; however there is no formal procedure or evidence of normal backup of the Company’s data or off-site storage of the data in the event of theft, misplacement, or loss due to unmitigated factors.

Accordingly, the Company concluded that these control deficiencies resulted in a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls. As a result of the material weaknesses described above, management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2020 based on criteria established in Internal Control—Integrated Framework issued by COSO (2013 framework).

Changes in Internal Control over Financial Reporting

There were no changes in the Company’s internal control over financial reporting that occurred during the period covered by this Annual Report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

This Annual Report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to the rules of the SEC that permit the Company to provide only management’s report in this annual report.

Continuing Remediation Efforts to address deficiencies in Company’s Internal Control over Financial Reporting

Once the Company has sufficient personnel available, then our Board of Directors, in particular and in connection with the aforementioned deficiencies, will establish the following remediation measures:

1.	Our Board of Directors plans, if possible, to recommend the addition of an audit committee or a financial expert on our Board of Directors

2.	We plan, as funding permits, to appoint additional personnel to assist with the preparation of the Company’s monthly financial reporting.

Item 9B. Other Information

None.

PART III

Item 10. Directors, Executive Officers and Corporate Governance

Directors and Executive Officers

In connection with the closing of the Acquisition Agreement, we filed the Original Report on August 18, 2021, which included information concerning the new directors and executive officers appointed by the Company. As noted above, the Original Report excluded Gurjinder Johal who was then a Director and remained on the Board following the closing of the Acquisition Agreement. Such Original Report is herein incorporated by reference.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s officers and directors are not subject to Section 16(a).

Item 11. Executive Compensation

With the exceptions noted here, the information required by this Item was filed in connection with the Original Report and is hereby incorporated by reference.

Compensation of Directors

For the year ended December 31, 2020, no compensation was paid to our directors as their roles of the directors of the Board the Company. In connection with the closing of the Acquisition Agreement, we intend to compensate our Directors in cash and equity incentives in accordance with prevailing industry standards.

Employment Contracts

In connection with the acquisition of Tingo Mobile PLC, we subsequently intend to enter into employment or service agreements with each of our newly-appointed executive officers set forth in Item 5.02 above. Any such agreements will be summarized and/or filed pursuant to the requirements of Form 8-K.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Beneficial Ownership of Class A Common Stock

The following table shows the amount of the Company’s common stock beneficially owned (unless otherwise indicated) as of August 16, 2021, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Class A common stock, (2) each director/director nominee of the Company, (3) each named executive officer, and (4) all directors/director nominees and executive officers as a group.

The number of shares beneficially owned by each entity, person, director/director nominee, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of August 16, 2021, or within 60 days after August 16, 2021, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge each individual has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Adewale Adebayo	—	—	—	*
Rory Bowen(1)……………………	—	—	—	*
Christopher Cleverly	—	—	—	*
Gurjinder Johal	2,500,000	—	2,500,000	*
Leslie Kasumba	—	—	—	*
Alex Lightman	14,000,000	—	14,000,000	*
Dozy Mmobuosi(2)………………	—	928,000,000	928,000,000	84.66%
Zoliwe Mcanda-Simbodyal	1,000,000	—	1,000,000	*
Anthony Moore	—	—	—	*
Onyekachi Onubunga	—	—	—	*
Dakshesh Patel	—	—	—	*
Derrick Randall	—	—	—	*
Tingo International Holdings, Inc.	928,000,000	—	928,000,000	84.66%
All directors and executive officers as a group (12 persons)	17,500,000	928,000,000	945,500,000	86.26%

*       Indicates less than one percent.

(1)	Mr. Bowen serves as the Company’s Chief of Staff. Mr. Bowen is not a director of the Company.

(2)	Includes 928,000,000 shares held by Tingo International Holdings, Inc. of which Mr. Mmobuosi is the Chief Executive Officer and controlling beneficial owner.

*	Indicates less than one percent.

Beneficial Ownership of Class B Common Stock

The following table shows the amount of the Company’s common stock beneficially owned (unless otherwise indicated) as of August 16, 2021, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Class B common stock, (2) each director/director nominee of the Company, (3) each named executive officer, and (4) all directors/director nominees and executive officers as a group.

The number of shares beneficially owned by each entity, person, director/director nominee, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of August 16, 2021, or within 60 days after August 16, 2021, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge each individual has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Adewale Adebayo	—	—	—	*
Rory Bowen(1)……………………	—	—	—	*
Christopher Cleverly	—	—	—	*
Gurjinder Johal	—	—	—	*
Leslie Kasumba	—	—	—	*
Alex Lightman	—	—	—	*
Dozy Mmobuosi	51,000,000	—	51,000,000	78.46%
Zoliwe Mcanda-Simbodyal	—	—	—	*
Anthony Moore	—	—	—	*
Onyekachi Onubunga	—	—	—	*
Dakshesh Patel	—	—	—	*
Derrick Randall	—	—	—	*
All directors and executive officers as a group (12 persons)	51,000,000	—	51,000,000	78.46%

*       Indicates less than one percent.

(1)	Mr. Bowen serves as the Company’s Chief of Staff. Mr. Bowen is not a director of the Company.

*	Indicates less than one percent.

The preceding tables set forth information regarding beneficial ownership of our common stock as of the closing of the Acquisition Agreement, the most recent practicable date for computing beneficial ownership, by:

●	each of our named executive officers;

●	each of our directors;

●	each person, or group of affiliated persons, known by us to beneficially own 5% or more of our common stock; and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Applicable percentage ownership is based on 1,096,146,211 shares of our Class A common stock issued and outstanding as of August 16, 2021 and 65,000,000 shares of our Class B common stock issued and outstanding as of such date. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options and warrants held by such persons that are currently exercisable or convertible, or will be exercisable or convertible within 60 days of August 16, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Tingo, Inc., at 43 West 23rd Street, 2nd Floor, New York, NY 10010.

Item 13. Certain Relationships and Related Transactions, and Director Independence Certain Relationships and Related Transactions

With the exceptions noted here, the information required by this Item was filed in connection with the Original Report and is hereby incorporated by reference.

Board Independence

As of the date of this Amended Report on Form 8-K, Adewale Adebayo, Onyekachi Onubogu, Gurjinder Johal, Derrick Randall, and Leslie Kasumba are considered independent under the independence requirements of Rule 10A-3 promulgated under the Securities Exchange Act of 1934. This rule defines persons as “independent” who are neither officers nor employees of the company and have no relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors.

Item 14. Principal Accounting Fees and Services

The following table sets forth the aggregate fees by categories specified below in connection with certain professional services rendered by Centurion ZD CPA & Co., our independent registered public accounting firm.

	Years ended December 31,
	2020	2019
Audit fees	$106,539	$98,000
Audit-related fees	-	-
Tax fees	-	-
All other services	-	-
Total	106,539	$98,000

AUDIT FEES

Audit fees represent the aggregate fees billed for the audit of our annual financial statements, review of our quarterly financial statements, review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

AUDIT-RELATED FEES

There were no fees were billed or incurred for assurance or related services by our auditors that were reasonably related to the audit or review of financial statements reported above.

TAX FEES

There were no tax preparation fees billed for the Annual Period.

ALL OTHER FEES

There were no other fees were billed or incurred for services by our auditors other than the fees noted above. Our board, acting as an audit committee, deemed the fees charged to be compatible with maintenance of the independence of our auditors.

THE BOARD OF DIRECTORS PRE-APPROVAL POLICIES

As of December 31, 2020, the Company did not have a formal documented pre-approval policy for the fees of the principal accountant. The Company does not have an audit committee. The percentage of hours expended on the principal accountant's engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full-time, permanent employees was 0%.

The board approved all fees described above.

PART IV

Item 15. Exhibits and Financial Statement Schedules

Financial statement schedules have been omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index.

Exhibit
No.	Description
3.1	Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 filed the SEC on July 24, 2015 (Reg. No. 333-205835).
3.2	Certificate of Amendment to Articles of Incorporation, incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 22, 2017.
3.3	Certificate of Change, incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on March 12, 2018.
3.4	Bylaws of the Company, incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 filed the SEC on July 24, 2015 (Reg. No. 333-205835).
3.5	First Amendment to Bylaws, incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 9, 2017.
10.1	Acquisition Agreement, dated July 29, 2021, by and among the Company, Tingo International Holdings, and Tingo Mobile PLC, filed with the SEC on August 4, 2021 and incorporated herein by reference.

*Filed herewith

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

TINGO, Inc.

Date: September 10, 2021	By:	/s/ Dozy Mmobuosi
Dozy Mmobuosi
Chief Executive Officer